                                 LEASE AGREEMENT

                                     between

                                     AWMS I

                      a Delaware Statutory Business Trust,

                                     LESSOR

                                       and

                            HAWAIIAN AIRLINES, INC.,

                              a Hawaii Corporation,

                                     LESSEE

                                   Dated as of

                                  June 8, 2001



--------------------------------------------------------------------------------



                       One Boeing Model 767-33AER Aircraft

                       Manufacturer's Serial Number 28140

                                TABLE OF CONTENTS

                                                                                                          PAGE

ARTICLE 1.       DEFINITIONS...............................................................................1-1

ARTICLE 2.       ACCEPTANCE UNDER LEASE....................................................................2-1

    (a)          Conditions Precedent......................................................................2-1

    (b)          Time of Delivery..........................................................................2-3

    (c)          Place of Delivery.........................................................................2-4

    (d)          [Reserved]................................................................................2-4

    (e)          Change Orders.............................................................................2-4

    (f)          Development Changes.......................................................................2-4

    (g)          Use of Aircraft by Manufacturer...........................................................2-4

    (h)          Lessor Modifications......................................................................2-4

    (i)          Test Flight and Inspection................................................................2-5

ARTICLE 3.       TERM AND RENT.............................................................................3-1

    (a)          Term......................................................................................3-1

    (b)          Basic Rent................................................................................3-1

    (c)          Security Deposit..........................................................................3-1

    (d)          Supplemental Rent.........................................................................3-2

    (e)          Payments on Business Days.................................................................3-2

    (f)          Place of Payment..........................................................................3-2

    (g)          Prohibition Against Setoff, Counterclaim, Etc.............................................3-2

ARTICLE 4.       REPRESENTATIONS AND WARRANTIES............................................................4-1

    (a)          Lessor's Representations and Warranties...................................................4-1

    (b)          Lessee's Representations and Warranties...................................................4-3

ARTICLE 5.       POSSESSION AND USE........................................................................5-1

    (a)          Possession................................................................................5-1

    (b)          Lawful Operations; Use....................................................................5-1

    (c)          Maintenance...............................................................................5-2

    (d)          Maintenance Payments......................................................................5-3

    (e)          Registration and Insignia.................................................................5-8

                                       0-2

ARTICLE 6.       REPLACEMENT AND POOLING OF PARTS; ALTERATIONS, MODIFICATIONS AND ADDITIONS................6-1

    (a)          Replacement of Parts......................................................................6-1

    (b)          Pooling of Parts..........................................................................6-2

    (c)          Alterations, Modifications and Additions..................................................6-2

    (d)          Airworthiness Directive Cost Sharing......................................................6-3

ARTICLE 7.       INSPECTION; FINANCIAL INFORMATION; RECORDS................................................7-1

    (a)          Information and Inspection................................................................7-1

    (b)          Financial and Other Information...........................................................7-1

    (c)          Reports of Aircraft Use...................................................................7-2

ARTICLE 8.       INDEMNIFICATION BY LESSEE.................................................................8-1

    (a)          General Indemnity.........................................................................8-1

    (b)          General Tax Indemnity.....................................................................8-1

    (c)          After-Tax Nature of Indemnity.............................................................8-4

    (d)          Survival of Indemnities...................................................................8-4

ARTICLE 9.       DAMAGE, DESTRUCTION, REQUISITION, CONDEMNATION............................................9-1

    (a)          Event of Loss with Respect to Aircraft....................................................9-1

    (b)          Event of Loss with Respect to an Engine...................................................9-1

    (c)          Application of Payments from Governmental Authorities in Respect of Event of Loss.........9-2

    (d)          Application of Payments During Existence of Event or Event of Default.....................9-2

ARTICLE 10.      INSURANCE................................................................................10-1

    (a)          Liability and Property Damage Insurance..................................................10-1

    (b)          Insurance Against Loss or Damage to Aircraft.............................................10-1

    (c)          Requirements in Insurance Policies.......................................................10-2

    (d)          Uninsured Operations.....................................................................10-3

    (e)          Application of Insurance Proceeds for Event of Loss......................................10-3

    (f)          Application of Insurance Proceeds for Other than Event of Loss...........................10-4

    (g)          Application in Default...................................................................10-4

    (h)          Reports, Certificates, etc...............................................................10-4

                                       0-3

    (i)          Insurance - General......................................................................10-5

    (j)          Insurance of Lessee's Interest...........................................................10-5

    (k)          Insurance of Removed Engines.............................................................10-6

ARTICLE 11.      MORTGAGES, LIENS, ETC....................................................................11-1

ARTICLE 12.      RECORDATION AND FURTHER ASSURANCES.......................................................12-1

ARTICLE 13.      RETURN OF AIRCRAFT AND RECORDS...........................................................13-1

    (a)          Return...................................................................................13-1

    (b)          Inspection; Test Flight..................................................................13-1

    (c)          Flight Hours/Cycles/Time Requirements....................................................13-2

    (d)          General Return Requirements..............................................................13-4

    (e)          Records..................................................................................13-8

    (f)          Technical Acceptance; Ferry Flight.......................................................13-9

    (g)          Aid in Disposition.......................................................................13-10

    (h)          Storage..................................................................................13-10

ARTICLE 14.      EVENTS OF DEFAULT........................................................................14-1

ARTICLE 15.      REMEDIES.................................................................................15-1

ARTICLE 16.      EXCUSABLE DELAY..........................................................................16-1

    (a)          General..................................................................................16-1

    (b)          Six (6) Months' Excusable Delay..........................................................16-1

    (c)          Consequence of Termination...............................................................16-1

    (d)          Failure to Terminate.....................................................................16-2

    (e)          Damage to or Destruction of Aircraft - Delivery Delay....................................16-2

    (f)          Termination Rights Exclusive.............................................................16-2

ARTICLE 17.      MISCELLANEOUS............................................................................17-1

    (a)          Construction and Applicable Law..........................................................17-1

    (b)          Notices..................................................................................17-1

    (c)          Lessor's Right to Perform for Lessee.....................................................17-2

    (d)          Corporate Existence; Merger..............................................................17-2

    (e)          Training and Customer Support............................................................17-2

    (f)          Quiet Enjoyment..........................................................................17-3

    (g)          Assignment...............................................................................17-3

    (h)          Expenses.................................................................................17-4

                                       0-4

    (i)          Federal Bankruptcy Code..................................................................17-4

    (j)          Survival.................................................................................17-4

    (k)          Integration..............................................................................17-4

    (l)          Counterparts.............................................................................17-4

    (m)          Execution by Telecopy....................................................................17-5

Schedule "1"     ..........................................................................................S-1

Exhibit "A"      ..........................................................................................A-1


                                       0-5

                                 LEASE AGREEMENT

           This Lease Agreement, dated as of June 8, 2001, is entered into by and between AWMS I, a Delaware statutory business trust, having a place of business at c/o Ansett Worldwide Aviation Services, Inc., 445 Park Avenue, 20th Floor, New York, New York 10022 (herein called "Lessor"), and Hawaiian Airlines, Inc., a Hawaii corporation, having its principal place of business at 3375 Koapaka Street, Suite G350, Honolulu, Hawaii 96819 (herein called "Lessee").


                                    RECITALS

           Lessee desires to lease from Lessor and Lessor is willing to lease to Lessee the Aircraft described herein upon and subject to the terms and conditions of this Lease. In consideration of the mutual promises herein, Lessor and Lessee agree as follows:


                              TERMS AND CONDITIONS

           ARTICLE 1. DEFINITIONS. The following terms shall have the following meanings and shall be equally applicable to both the singular and the plural forms of the terms defined herein:

           "Aeronautics Authority" or "FAA" means, as the context may require or permit, the United States Federal Aviation Administration, the Department of Transportation, the National Transportation Safety Board, the Administrator of the Federal Aviation Administration, and any person, governmental department, bureau, commission or agency succeeding to the functions of any of the foregoing.

           "Aircraft" means the Airframe to be leased hereunder, together with each Engine initially installed on the Airframe when delivered and leased hereunder (or any engine substituted for any such Engine pursuant to the terms of this Lease), whether or not any of such initial or substituted Engines may from time to time no longer be installed on the Airframe or on any other aircraft.

           "Aircraft Documentation" means the log books, manuals, technical data, and all inspection, modification, and overhaul records and other service, repair, maintenance and technical records that are required by the FAA, this Lease, or the Maintenance Program to be maintained with respect to the Aircraft, Airframe, Engines or any Part, or that are of a type required to be delivered by Lessee upon return of the Aircraft, Airframe, or Engines under Article 13 of this Lease; and such term shall include all additions, renewals, revisions, and replacements of any such materials from time to time made or required to be made, in accordance with this Lease, the Maintenance Program or such FAA regulations.

                                       1-6

           "Airframe" means (i) the Boeing Model 767-33AER aircraft, excluding any Engines or other engines that may be installed on such aircraft from time to time, to be manufactured and sold by Manufacturer pursuant to the Purchase Agreement and leased by Lessor to Lessee hereunder and under a Lease Supplement; and (ii) any and all Parts, so long as the same shall be incorporated in or installed on or attached to the Airframe or so long as title thereto shall remain vested in Lessor in accordance with the terms of Article 6 hereof after removal from the Airframe.

           "Approved Maintenance Performer" means any maintenance performer chosen by Lessee and approved by Lessor, which approval shall not be unreasonably withheld, and holding all necessary approvals of the Aeronautics Authority for the maintenance tasks to be performed in respect of the Airframe, Engines, APU or Landing Gear and for the same type airframe, engine, auxiliary power unit and landing gear, as the case may be, as the Airframe, Engines, APU and Landing Gear.

           "APU" means the auxiliary power unit installed in the Airframe on the Delivery Date (or such auxiliary power unit as may be substituted therefor after the Delivery Date with the prior consent of Lessor and in accordance with the requirements of this Lease).

           "Assignment of Warranties" means the assignment of warranties agreements substantially in the form heretofore provided by Lessor to Lessee, to be executed by Lessor in favor of Lessee, together with the consent thereto of the Manufacturer in respect of the Airframe warranties and the consent of the Engine manufacturer in respect of the Engines warranties, pursuant to which Lessor has agreed to assign to Lessee the right to enforce the warranties in respect of the Aircraft.

           "Basic Rent" for the Aircraft means the basic rent payable for the Aircraft pursuant to Article 3(b) hereof (as supplemented by Schedule "1" hereto).

           "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banking institutions in the city of Honolulu, Hawaii, or New York, New York (or such other city as may be designated by Lessor from time to time pursuant to Article 3(f) hereof) are authorized by law to be closed.

           "Certificated Air Carrier" means an air carrier holding an air carrier operating certificate issued by the United States Secretary of Transportation pursuant to chapter 447 of title 49 of the United States Code Annotated, or under similar provisions of any statute enacted in lieu thereof.

           "Companion Lease" means each of the other two Lease Agreements of even date herewith between Lessor and Lessee pursuant to each of which Lessor has agreed to lease to Lessee another Boeing Model 767-33AER aircraft.

           "Country of Registration" means the United States of America.

           "Cycle" means: (i) with respect to the Airframe, one take-off and landing of the Airframe and (ii) with respect to an Engine or other engine or any Part or part, one take-off and

                                       1-7
landing of the Airframe or other airframe on which such Engine or other engine or Part or part is installed.

           "Delivery Date" means the date of the Lease Supplement for the Aircraft, which date shall be the same date the Aircraft is delivered to, and accepted by, Lessee hereunder.

           "Dollars" or "$" means lawful currency of the United States of America.

           "Engine" means (i) each of the two Pratt & Whitney Model PW4060 engines specified by manufacturer's serial numbers in a Lease Supplement and installed on the Airframe on the Delivery Date therefor (or an engine which may from time to time be substituted for such an Engine pursuant to Article 9(b) hereof), whether or not from time to time thereafter no longer installed on the Airframe or installed on any other aircraft and (ii) any and all Parts, so long as the same shall be incorporated in or installed on or attached to such Engine (or engine) or so long as title thereto shall remain vested in Lessor in accordance with the terms of Article 6 hereof after removal from such Engine (or engine).

           "Equipment" means, as the context may require, the Aircraft, Airframe and Engines then leased hereunder. An "Item of Equipment" means, as the context may require, the Aircraft, Airframe or any Engine then leased hereunder.

           "Event" means an event or occurrence which, with the passing of time and/or the giving of notice, would constitute an Event of Default.

           "Event of Default" means any of the events referred to in Article 14 hereof.

           "Event of Loss" with respect to any Item of Equipment means any of the following events with respect to such Item of Equipment: (a) loss of such Item of Equipment or the use thereof due to theft, disappearance, confiscation, deprivation or seizure for a period in excess of ninety (90) days, or destruction, damage beyond economic repair or rendition of such Item of Equipment permanently unfit for normal use for any reason whatsoever; (b) any loss of or damage to such Item of Equipment which results in an insurance settlement with respect thereto on the basis of a total loss, or a constructive or compromised total loss; (c) the condemnation, requisition of title to or use of, such Item of Equipment, other than a requisition for use of such Item of Equipment by the Government of the Country of Registration of the Aircraft for a period of less than ninety (90) days; or (d) as a result of any rule, regulation, order, or other action by the Aeronautics Authority or other governmental body having jurisdiction, the use of such Item of Equipment in the normal course of air transportation of persons shall have been prohibited for a period of six consecutive months. An Event of Loss to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe of the Aircraft.

           "Excusable Delay" shall have the meaning set forth in Article 16 hereof.

           "Fair Market Sale Value" of any Item of Equipment means an amount determined by agreement between Lessor and Lessee, such determination to be made on the basis of, and shall be equal in amount to, the fair market sale value:
(i) of such Item of Equipment which, at a minimum, shall be deemed to be in "half-time" condition and otherwise in the condition required

                                       1-8
under Article 13; and (ii) which would be obtained in an arms-length transaction between an informed and willing seller and buyer, both under no compulsion to sell or purchase; provided, however, in such determination costs of removal from the location of current use shall not be a consideration in determining such value. In the event that Lessor and Lessee are unable to agree upon the Fair Market Sale Value of an Item of Equipment within twenty (20) days after demand therefor is made by either party, then Lessor and Lessee agree that the fair market sale value for such Item of Equipment shall, in accordance with the criteria stated above, be determined by an independent aircraft appraiser mutually agreed to by Lessor and Lessee. In the event Lessor and Lessee fail to agree upon such appraiser within ten (10) days after demand therefor is made by either party, then Lessor and Lessee shall each select a recognized independent aircraft appraiser, and such appraisers shall, in accordance with the criteria stated above, mutually determine such fair market sale value; or, if such appraisers cannot agree on such value, such appraisers shall mutually appoint a third recognized independent aircraft appraiser and such appraiser shall, in accordance with the criteria stated above, determine such fair market sale value. If either party shall fail to appoint an appraiser within ten (10) days after demand therefor is made by either party or if the two appraisers cannot agree on the amount of such appraisal and fail to appoint a third appraiser within ten (10) days after the date of the appointment of the second of such appraisers, then Lessor or Lessee may apply to any court having jurisdiction to make such appointment. Lessor and Lessee shall each be solely responsible for the fees and expenses of the appraiser appointed by it (or which should have been appointed by it pursuant to the foregoing provisions) to determine Fair Market Sale Value, and shall each be responsible for one-half of the fees and expenses of the appraiser appointed by Lessor and Lessee or by the two appraisers, as the case may be, as contemplated by the foregoing provisions.

           "FAR" means the United States Federal Aviation Regulations issued by the Aeronautics Authority pursuant to the Federal Aviation Act of 1994, 49 United States Code Ann., title 49, section 40101, et seq., as amended or supplemented from time to time.

           "Flight Hour" means: (i) with respect to the Airframe, each hour or part thereof which elapses from the time the wheels of the Airframe leave the ground on take-off to the time when the wheels of the Airframe touch the ground on landing, and (ii) with respect to an Engine or other engine or any Part or part, including the APU, each hour or part thereof which elapses from the time the wheels of the airframe, whether or not the Airframe leased hereunder, on which such Engine or other engine or Part or part is installed, leave the ground on takeoff to the time when the wheels of such airframe touch the ground on landing.

           "Incentive Rate" means a rate equal to two (2) percentage points above the prime or base rate of interest charged by Citibank, N.A., in New York from time to time as its prime or base commercial lending rate, but, if prohibited by applicable law, the maximum contract rate permitted by applicable law.

           "Landing Gear" means the landing gear (as per the Manufacturer's definition, I.E., excluding actuating mechanisms, etc.) installed on the Airframe on the Delivery Date (or such landing gear as may be substituted therefor after the Delivery Date with the prior consent of Lessor and in accordance with the requirements of this Lease).

                                       1-9

           "Lease Agreement," "this Lease," "this Agreement," "herein," "hereof," "hereunder" or other like words means this Lease Agreement as the same may hereafter from time to time be supplemented, amended, waived or modified pursuant to the applicable provisions hereof, including, without limitation, supplementation hereof by one or more Lease Supplements.

           "Lease Supplement" means each Lease Supplement, substantially in the form of Exhibit "A" hereto, to be entered into between Lessor and Lessee for the purpose of leasing an Item of Equipment under and pursuant to the terms of this Lease Agreement.

           "LIBOR" means the rate per annum for a deposit in Dollars, in an amount comparable to the amount for which an interest rate quotation is then being determined, equal to the average (rounded, if necessary, downward to the nearest 1/16 of 1%) of the offered rates which appear on the 'LIBO' page of the Reuters screen for such period as shall be reasonably comparable to the period for which such interest rate is being determined, at or about 11:00 A.M. London time on the day that is two (2) London business days before the date of such determination.

           "Lien" means any mortgage, pledge, lien, charge, encumbrance, lease, security interest or claim.

           "Maintenance Payments" means the maintenance payments payable by Lessee pursuant to Article 5(d) hereof.

           "Maintenance Program," as of any date of determination, means Lessee's program of overhaul and maintenance for the Equipment, approved by the Aeronautics Authority and which: (i) at all times complies in all material respects with the then latest revision of the Manufacturer's Maintenance Planning Document, (ii) incorporates the then latest revision of the Manufacturer's Corrosion Prevention and Control Program for aircraft of similar type as the Aircraft, and (iii) at all times complies in all material respects with the then latest revision of the Engine manufacturer's engine management program.

           "Manufacturer" means The Boeing Company, a Delaware corporation.

           "Parts" means all appliances, components, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature, including the APU and Landing Gear (but excluding whole Engines or engines), so long as the same shall be furnished with, incorporated in, installed on, or attached to the Aircraft, Airframe or any Engine or so long as title thereto shall remain vested in Lessor in accordance with the terms of Article 6 hereof after removal from the Aircraft, Airframe or such Engine.

           "Performance Restoration" of an Engine means heavy maintenance for such Engine performed by an Approved Maintenance Performer during a shop visit that requires the teardown/disassembly and refurbishment of the HPC and HPT modules of such Engine, and the inspection, teardown/disassembly and repair or refurbishment as and if required of each of the

                                      1-10
other modules of such Engine, that results in full performance restoration (within Engine manufacturer's limits) of such Engine.

           "Purchase Agreement" means the Purchase Agreement No. 1676 dated as of August 21, 1990, including Detail Specification D019T001AWW63P-2, latest revision, and Specification Summary SS767-33A/9 dated 10 July, 1998 (a copy of which has previously been provided to Lessee), to the extent the same relates to the sale by Manufacturer and purchase of the Aircraft, as such Purchase Agreement has heretofore been, and may hereafter from time to time be, supplemented, amended or modified.

           "Rent" means Basic Rent and Supplemental Rent.

           "Scheduled Aircraft Delivery" for the Aircraft means the scheduled month of delivery for the Aircraft set forth in Article 2(b) hereof.

           "Security Deposit" means the cash security deposited with Lessor pursuant to Article 3(c) hereof.

           "Stipulated Loss Value" for an Item of Equipment, as of any date of computation, means the greater of (a) the Fair Market Sale Value of such Item of Equipment or (b) the applicable sum specified in paragraph 1 of Schedule "1" hereto as the Scheduled Stipulated Loss Value for such Item of Equipment as of such date of computation.

           "Supplemental Rent" means any and all amounts, liabilities and obligations which Lessee assumes or agrees hereunder to pay to Lessor or others, including Maintenance Payments and Stipulated Loss Value payments, but excluding Basic Rent.

           "Term," in respect of an Item of Equipment, means the lease term for which such Item of Equipment is leased hereunder pursuant to Article 3(a) hereof.

                                      1-11

           ARTICLE 2. ACCEPTANCE UNDER LEASE.


           (a) CONDITIONS PRECEDENT. (1) CONDITIONS OF LESSOR'S PERFORMANCE. Lessor hereby agrees to lease to Lessee hereunder, and Lessee hereby agrees to lease from Lessor hereunder, the Aircraft, as further evidenced by the execution by Lessor and Lessee of a Lease Supplement on the Delivery Date. Lessor's obligation to lease the Aircraft to Lessee hereunder shall be subject to the following conditions precedent being complied with to Lessor's satisfaction or being waived by Lessor in its discretion:

                (i) PRE-DELIVERY. On or prior to the date specified below, Lessor shall have received:


                     (1) within thirty (30) days following the date this Lease is signed by Lessee, a resolution of the Board of Directors of Lessee, certified by the Secretary or an Assistant Secretary of Lessee, duly authorizing or ratifying the lease of the Aircraft hereunder and the execution, delivery and performance of this Lease and the Lease Supplement;

                     (2) on signing of this Lease and on or prior to August 1, 2001, the installments of the Security Deposit that are payable as of such dates pursuant to Article 3(c) and Schedule "1" hereof; and

                (ii) DELIVERY. The following additional conditions shall be complied with to Lessor's satisfaction (or be waived by Lessor) at or prior to the time the Aircraft is ready for delivery from Lessor to Lessee hereunder or on such earlier date as may be applicable to such condition:

                     (1) Lessor shall have received the following:

                          (A) the Lease Supplement for the Aircraft, duly
authorized and executed by Lessee and dated the Delivery Date for the Aircraft;

                          (B) the first installment of Basic Rent for the
Aircraft required under Article 3(b);

                          (C) at least three (3) Business Days prior to the
Delivery Date, a certificate and a letter of undertaking signed by independent aircraft insurance brokers as to the due compliance with the insurance provisions of Article 10 hereof;

                          (D) a favorable opinion of counsel for Lessee,
addressed to Lessor and dated the Delivery Date for the Aircraft, concerning the matters set forth in clauses (i) through (vii), inclusive, of Article 4(b) hereof, and as to such other matters as Lessor shall specify;

                                       2-1

                          (E) a copy of Lessee's air transport license and
Lessee's, air carrier operating certificate, issued by the Aeronautics Authority, authorizing Lessee's operation of Boeing 767-300 aircraft;

                          (F) a copy of the Maintenance Program for the Aircraft
to enable Lessor to satisfy itself that such Maintenance Program fully complies with the Boeing Maintenance Program Document in all material respects; and

                          (G) such other documents as Lessor may reasonably
request.

                     (2) CONDITIONS OF LESSEE'S PERFORMANCE. Lessee's obligation to lease the Aircraft from Lessor hereunder shall be subject to the following conditions precedent being complied with to Lessee's satisfaction or being waived by Lessee in its discretion:

                          (i) During the period commencing on the date of the
execution and delivery of this Lease and ending on the Delivery Date for the Aircraft, Lessee shall be permitted to have up to two (2) technical representations at the Manufacturer's facility for purposes of observing the remaining phases of construction of the Aircraft. Lessor undertakes to review any reasonable issues with the Manufacturer that the Lessee or its representatives brings to Lessor's attention (including, without limitation, where appropriate, the implementation of the Article 2(h) modifications);

                          (ii) Subject to compliance by Lessee with the
conditions precedent specified in this Article 2, Lessee shall have received the following:

                               (A) executed copies of the Assignment of
     Warranties in respect of the Airframe and the Engines, together with the consents of the Manufacturer and the manufacturer of the Engines in respect thereof;

                               (B) a certificate from Lessor confirming that the
     representations and warranties contained in Article 4(a) hereof are true and accurate on and as of such date as though made on and as such date (except to the extent that such representations and warranties relate solely to an earlier date);

                               (C) a copy of this Lease Agreement and the Lease
     Supplement, duly executed by Lessor; and

                               (D) a receipt for the Security Deposit.

                     (3) LESSEE CERTIFICATE. On the Delivery Date for the Aircraft the following statements shall be true and Lessor shall have received a certificate signed by a duly authorized officer of Lessee, dated such Delivery Date, stating that:

                                       2-2

                               (A) the representations and warranties contained
in Article 4(b) hereof are true and accurate on and as of such date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

                               (B) no event has occurred and is continuing, or
would result from the lease of the Aircraft, which constitutes an Event or an Event of Default; and

                               (C) all necessary approvals, authorizations,
consents, licenses, certificates and orders of the Aeronautics Authority and any other governmental or regulatory authority having jurisdiction with respect to the ownership, use or operation of the Aircraft or the transactions contemplated by this Lease have been obtained, and such approvals, authorizations, consents, licenses, certificates and orders are in full force and effect and constitute sufficient authorization therefor.

           If Lessee fails to fulfill the conditions contained in this Article 2 in a timely manner for any reason other than as a result of Lessor's failure to perform its obligations hereunder, the same shall constitute an Event of Default under this Lease. In the case of Lessor's failure, Lessee shall be permitted to seek compensation for Lessor's breach.

           (b) TIME OF DELIVERY. Subject to the provisions of Article 16 hereof, and the satisfaction (or waiver) of the conditions set forth in Article 2 hereof, the Aircraft shall be delivered to Lessee, and Lessee shall accept delivery of the Aircraft hereunder upon tender of delivery of the Aircraft by Lessor to Lessee in the condition required for delivery hereunder, currently scheduled to occur on or about October 1, 2001. Lessor shall give Lessee at least seven (7) days prior written notice of the date on which the Aircraft is expected to be delivered to Lessee hereunder, and shall promptly advise Lessee if such expected Delivery Date is required to be delayed. If delivery of the Aircraft is delayed beyond the date designated by Lessor as the date for delivery of the Aircraft hereunder due solely to Lessee's fault or responsibility, without limiting Lessor's rights to terminate this Lease and to recover damages as the result of Lessee's failure to take delivery of the Aircraft, Lessee shall promptly reimburse Lessor for all reasonable costs and expenses incurred by Lessor as a result of such delay, including but not limited to reasonable amounts for transportation, storage, insurance, taxes, preservation or protection of the Aircraft, legal expenses attributable to the delay, and Lessee shall also be obligated to pay Lessor, on demand, an amount equal to the Basic Rent that would have been payable in respect of the Aircraft hereunder if Lessee had taken delivery of the Aircraft on such expected Delivery Date, prorated on a daily basis for each day from and including such expected Delivery Date to the earlier of the date the Aircraft is delivered to Lessee hereunder or the date this Lease is terminated or canceled by Lessor as a result of Lessee's failure to take delivery of the Aircraft in accordance with the terms and conditions of this Lease; provided, however, that Lessee shall not be deemed responsible for any delay where such delay is as a result of or relates to the Aircraft not being technically acceptable to Lessee in accordance with the requirements of this Lease.

           (c) PLACE OF DELIVERY. The Aircraft shall be delivered to Lessee hereunder at an airport selected by Lessor in or near Seattle, Washington, or Las Vegas, Nevada, or at such alternate site as may be mutually agreed in writing by Lessor and Lessee.

                                       2-3

           (d) [Reserved]

           (e) CHANGE ORDERS. Subject to the terms of the Purchase Agreement, the Detail Specification may, by mutual agreement between Lessee and Lessor, be amended from time to time by change order or other written agreement, which shall set forth in detail the particular changes to design, performance, weight, balance, Scheduled Aircraft Delivery and Rent for the Aircraft and the other provisions of this Agreement. Such change orders and other written agreements shall be signed on behalf of Lessee and Lessor by their respective duly authorized representatives.

           (f) DEVELOPMENT CHANGES. The Detail Specification also may be revised by Manufacturer without Lessee's consent to incorporate development changes if such changes do not affect Lessor's cost, or adversely affect the Scheduled Aircraft Delivery, guaranteed weight or guaranteed performance of the Aircraft or interchangeability or replaceability requirements under the Detail Specification. Development changes are changes deemed necessary to correct defects, improve the Aircraft, prevent delay, or insure compliance with the Purchase Agreement. Lessor shall notify Lessee of all changes made in the Detail Specification pursuant to this Article 2(f) by furnishing to Lessee revised pages for the Detail Specification promptly after Lessor receives such revised pages.

           (g) USE OF AIRCRAFT BY MANUFACTURER. Lessee agrees that Manufacturer may use the Aircraft to be leased hereunder for flight tests prior to delivery if such flight tests are permitted under the Purchase Agreement. Lessee shall accept delivery of the Aircraft used for flight tests in accordance with this
Article 2(g) without any reduction in the Rent for depreciation or wear and tear resulting therefrom, except where damage has occurred to the Aircraft as a result of such test flights, in which case Lessee shall be under no obligation to accept the Aircraft until the same has been remedied to the reasonable satisfaction of Lessee.

           (h) LESSOR MODIFICATIONS. Prior to the Delivery Date, Lessor shall cause the Aircraft to be painted in Lessee's livery. Also prior to the Delivery Date, if consistent with applicable Manufacturer and vendor lead-time constraints, or, if not consistent with applicable Manufacturer and vendor lead-time constraints, then promptly following the Delivery Date, Lessor shall, at its cost, cause the Aircraft Detail Specification to be amended to incorporate the following modifications into the Aircraft: (i) the M2 galley shall be removed and disposed of by Lessor for its own account, and the interior of the Aircraft shall be reconfigured to a two-class configuration of 18 business class seats and 234 economy class seats, and (ii) where reasonably practical in Lessor's good faith judgment, Lessor shall work together with Lessee to replace Collins equipment installed in the Aircraft with Honeywell equipment, provided such Collins equipment is customarily installed in the AWAS' standard fleet of B-767-33A aircraft. Lessor shall be responsible for coordinating the completion and FAA certification of the foregoing modifications.

           (i) TEST FLIGHT AND INSPECTION. Lessee shall have the right to have up to three (3) of its representatives participate in the test flight(s) and customer inspection of the Aircraft contemplated by the Purchase Agreement, and Lessor shall give Lessee as much advance notice thereof as is practicable in order for Lessee to be able to participate in such flight(s) and

                                       2-4
inspection. Discrepancies found by Lessee's representatives shall be promptly communicated by Lessor to the Manufacturer for purposes of having such discrepancies rectified to Lessee's reasonable satisfaction. No test flight (including, without limitation, any subsequent test flight to confirm the Manufacturer's correction of prior discrepancies) may occur without at least one representative of Lessee being on board throughout such flight and being in a position to confirm first-hand the relevant corrections.

                                       2-5

           ARTICLE 3. TERM AND RENT.


           (a) TERM. Except as otherwise provided herein, the Aircraft shall be leased to Lessee hereunder for a Term of fifteen (15) years, commencing on the Delivery Date for the Aircraft.

           Notwithstanding anything herein to the contrary, Lessor may elect to terminate the Term of this Lease, and all of Lessee's rights in respect of the Aircraft hereunder, on a date (such date being hereafter referred to as the "Early Termination Date") specified by Lessor and occurring on or about the seventh (7th) or the tenth (10th) anniversary of the Delivery Date. Lessor shall give Lessee at least twelve (12) months', but not more than eighteen (18) months', prior written notice of its election to terminate the Term on or about the date that is the seventh (7th) or the tenth (10th) anniversary of the Delivery Date as above provided. Upon Lessee's receipt of Lessor's notice of its election to terminate the Term of this Lease, Lessor and Lessee shall consult with each other to establish a date on which the Airframe will likely complete its next sequential "C" check in accordance with Lessee's Maintenance Program (the intent being that Lessor and Lessee shall cooperate in good faith to avoid causing Lessee to perform an out-of-sequence "C" check in connection with the return of the Aircraft pursuant to Lessor's early termination option pursuant to this paragraph), and, to the extent practicable, such date (rather than the date specified by Lessor in its notice of early termination referred to above) shall be the Early Termination Date. On the Early Termination Date, Lessee shall return the Aircraft and Aircraft Documentation to Lessor in compliance with the terms of Article 13 hereof as if the Aircraft were being returned at the normal expiration of the 15-year Term.

           (b) BASIC RENT. Lessee shall pay Lessor Basic Rent for the Aircraft throughout the Term in 180 consecutive monthly in advance payments, due and payable commencing on the Delivery Date for the Aircraft and on the like date in each calendar month thereafter to and including the 180th calendar month, or if such month has no such date, on the last Business Day of such month. The amount of each monthly Basic Rent payment payable for the Aircraft throughout the Term shall be as specified in paragraph 2 of Schedule "1" hereto.

           (c) SECURITY DEPOSIT. Lessee shall provide Lessor with the cash Security Deposit specified in paragraph 3 of Schedule "1" hereto, to be held by Lessor as security for performance of all Lessee's obligations hereunder and under the Companion Leases. Lessee agrees to maintain the Security Deposit with Lessor for the full amount required under this Article 3(c) and paragraph 3 of Schedule "1" until all Lessee's obligations hereunder have been fully performed. Lessor may commingle the Security Deposit with its general funds. The Security Deposit under this Lease is in addition to the security deposit required under each Companion Lease.

               In the event Lessee fails to take delivery of the Aircraft as provided herein or if any other Event of Default occurs and shall be continuing or shall result in the termination or cancellation of this Lease by Lessor, in addition to any other rights or remedies Lessor may

                                       3-1
have hereunder or under any Companion Lease, Lessor shall be entitled, at its option, to apply the Security Deposit towards any or all amounts due under this Lease or under any Companion Lease, whether such amounts due constitute Basic Rent payments hereunder or thereunder, damages for breach of this Lease or a Companion Lease, or other Rent payments hereunder or thereunder, all in Lessor's sole discretion.

           (d) SUPPLEMENTAL RENT. Lessee also agrees to pay to Lessor, or to whomsoever Lessor shall direct in writing, any and all Supplemental Rent promptly as the same shall become due and owing, and in the event of any failure on the part of Lessee to pay any Supplemental Rent, Lessor shall have all the rights, powers and remedies provided for herein, by law or otherwise, as in the case of non-payment of Basic Rent. Lessee will also pay to Lessor, as Supplemental Rent, on demand, interest at the Incentive Rate on any part of any Basic Rent not paid when due and on any other payment of Supplemental Rent not paid when due or demanded by Lessor in accordance with the terms hereof for the period for which the same shall become due until the same shall be paid. Such interest will accrue on a day to day basis and be compounded monthly.

           (e) PAYMENTS ON BUSINESS DAYS. If any date on which a payment of Rent becomes due and payable is not a Business Day, the Rent payment otherwise due and payable on such date shall be due and payable on the immediately preceding Business Day. All interest and other payments payable hereunder that are pro-rated on an annualized or other periodic basis shall be calculated on the basis of a year consisting of 360 days and twelve 30-day months.

           (f) PLACE OF PAYMENT. All Rent shall be payable in Dollars, in immediately available funds, not later than 11:00 a.m., New York City time, on the due date thereof, at the office of Bankers Trust Company, 4 Albany Street, New York, New York 10006, ABA # 0210001033, for credit to the account of Lessor, Account No. 00406625, or at such other location or account as Lessor shall from time to time designate in writing. Rent payments payable hereunder shall be deemed to have been paid only at the time actually credited to Lessor's account referred to above.

           (g) PROHIBITION AGAINST SETOFF, COUNTERCLAIM, ETC. Lessee's obligation to pay Rent hereunder shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation: (i) any setoff, counterclaim, recoupment, defense or other right which Lessee may have against Lessor, Manufacturer or any other person for any reason whatsoever, (ii) any defect in the title, airworthiness, condition, design, operation, or fitness for any particular purpose or for use, or any damage to or loss or destruction, of the Aircraft, or any interruption or cessation in the use or possession thereof by Lessee for any reason whatsoever, (iii) any insolvency, bankruptcy, reorganization or similar proceedings by or against Lessor, Lessee, Manufacturer or other person, or (iv) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

           Lessee hereby waives, to the extent permitted by applicable law, any and all rights which it may now have or which may at any time hereafter be conferred upon it by statute or otherwise to terminate, cancel, quit, or surrender this Lease or the Aircraft or to reject or revoke

                                       3-2
acceptance of the Aircraft, or to any abatement, suspension, deferment or reduction of Rent or the performance of any other obligations, except in accordance with the express terms hereof.

                                       3-3

           ARTICLE 4. REPRESENTATIONS AND WARRANTIES.

           (a) LESSOR'S REPRESENTATIONS AND WARRANTIES. THE AIRCRAFT IS DELIVERED AND LEASED HEREUNDER "AS-IS, WHERE-IS" AND NEITHER LESSOR NOR ANY OF ITS OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES, AGENTS AFFILIATES OR REPRESENTATIVES HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY GUARANTY, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, VALUE, CONDITION, DESIGN, CONFORMITY TO THE PROVISIONS OF THE PURCHASE AGREEMENT DESCRIPTION, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OR FOR A PARTICULAR PURPOSE OF ANY ITEM OF EQUIPMENT OR ANY PART THEREOF OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE EQUIPMENT OR ANY PART THEREOF, OR ANY MODIFICATION MADE PURSUANT TO ARTICLE 2(h) HEREOF, OR AS TO ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE EQUIPMENT OR ANY PART THEREOF, OR ANY MODIFICATION MADE PURSUANT TO ARTICLE 2(h) HEREOF, AND LESSEE HEREBY WAIVES ALL WARRANTIES, GUARANTEES, RIGHTS AND REMEDIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, ANY OBLIGATION OR LIABILITY OF LESSOR WITH RESPECT TO ANY IMPLIED WARRANTY OF MERCHANTABILITY, ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING, USAGE OF TRADE, ANY IMPLIED WARRANTY OF FITNESS AND ANY DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE, WHETHER OR NOT ARISING FROM THE NEGLIGENCE, BUT EXCLUDING GROSS NEGLIGENCE AND WILLFUL MISCONDUCT OF LESSOR, AND ANY RISKS WITH RESPECT THERETO ARE HEREBY ASSUMED BY LESSEE.

           Notwithstanding the foregoing, Lessor represents to Lessee that as of the Delivery Date:

                (i) Lessor is duly organized and validly existing as a Delaware statutory business trust (the beneficial interest in which is held by MSDW Aircraft Holdings, a Delaware business trust), has full power, authority and legal right to own its properties and to carry on its business as presently conducted and to perform its obligations under this Lease, holds all licenses, certificates and permits from all governmental authorities necessary for the conduct of its business, and is duly qualified to do business as a corporation in good standing in each jurisdiction in which the failure to be so qualified would have a materially adverse effect on Lessor or on its ability to perform its obligations hereunder;

                (ii) neither the execution and delivery by Lessor of this Lease nor the performance by it of its obligations hereunder requires the consent or approval of, the giving of notice to, or the registration or filing with, or the taking of any other action in respect of, the

                                       4-1

Aeronautics Authority or any domestic government authority or agency, except for those that have already been obtained;

                (iii) the execution and delivery of this Lease, the performance of Lessor's obligations hereunder, consummation of the transactions contemplated hereby and compliance by Lessor with the terms and provisions hereof do not or will not violate any provision of Lessor's constitutional documents, or any Federal or domestic law, rule, regulation, judgment, order or decree applicable to it, or any instrumentality thereof, or court having jurisdiction over it or any of its activities or properties, and do not and will not result in any breach of or constitute a default under or result in the creation of any lien upon any of Lessor's property, under any indenture, mortgage, deed of trust, conditional sale contract or credit agreement or other instrument or agreement to which it is a party or by which it may be bound or to which any of its property or assets may be subject or affected;

                (iv) the execution, delivery and performance by Lessor of this Lease has been duly authorized by all necessary action on its part, and this Lease constitutes its valid, legal and binding obligation, enforceable against it in accordance with its terms, except where the enforceability thereof may be limited by applicable bankruptcy, insolvency or other laws affecting creditors' rights generally;

                (v) Lessor is a "citizen of the United States", within the meaning of Section 40102(15) of the Federal Aviation Act of 1994, 49 United States Code Ann., title 49;

                (vi) the Purchase Agreement is in full force and effect and Lessor has no knowledge of any term or provision thereof that would adversely affect the transactions contemplated hereby, and no default is currently outstanding under the Purchase Agreement by either party thereto; and

                (vii) no event has occurred as of the date this Lease is signed by Lessor which is likely to cause any delay in the delivery of the Aircraft beyond October, 2001.

           Provided no Event or Event of Default has occurred and is continuing, Lessor agrees to assign or otherwise make available to Lessee, without representation, warranty or recourse of any kind, express or implied, such rights as Lessor may have with respect to the Equipment under any warranty, service policy or product support plan of Manufacturer or any subcontractor, vendor or supplier of any Equipment, or part thereof, to the extent the same legally may be assigned or otherwise made available to Lessee. Lessor will not modify the Purchase Agreement in any way that would affect the Aircraft or the Scheduled Delivery Date without the prior written consent of the Lessee, which consent will not be unreasonably withheld.

           THE WARRANTIES OF LESSOR SET FORTH IN THIS ARTICLE 4 ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES OF LESSOR, INCLUDING FITNESS FOR USE OR FOR A PARTICULAR PURPOSE AND MERCHANTABILITY, WHETHER WRITTEN OR ORAL, EXPRESS OR IMPLIED.

                                      4-2

           (b) LESSEE'S REPRESENTATIONS AND WARRANTIES. Lessee represents and warrants that:

                (i) Lessee is a corporation duly organized and existing in good standing under the laws of Hawaii, has full power, authority and legal right to own its properties and to carry on its business as presently conducted and to perform its obligations under this Lease, holds all licenses, certificates and permits from all governmental authorities necessary for the conduct of its business, and is duly qualified to do business as a corporation in good standing in each jurisdiction in which the failure to be so qualified would have a materially adverse effect on Lessee or on its ability to perform its obligations hereunder.

                (ii) This Lease has been duly authorized by all necessary action on the part of Lessee, does not require any approval of stockholders of Lessee, and neither the execution and delivery hereof nor the consummation of the transactions contemplated hereby nor compliance by Lessee with any of the terms and provisions hereof does or will violate any provision of the articles of incorporation or by-laws of Lessee or any law, rule, regulation, judgment, order or decree of any government or governmental instrumentality or court having jurisdiction over Lessee or any of its activities or properties, or does or will result in any breach of, or constitute any default under, or result in the creation of any Lien upon any property of Lessee under, any indenture, mortgage, deed of trust, conditional sale contract, loan or credit agreement, or other agreement or instrument to which Lessee is a party or by which Lessee or its properties may be bound or affected.

                (iii) Neither the execution and delivery by Lessee of this Lease nor the performance by Lessee of any of the transactions contemplated hereby require the consent, approval, order or authorization of, or registration with, or the giving of notice to, the Aeronautics Authority or any other domestic or foreign governmental authority, except for the approvals, authorizations and consents that have heretofore been obtained, true and complete copies of which have been delivered to Lessor.

                (iv) This Lease has been duly executed and delivered by Lessee and constitutes, and the Lease Supplement when executed and delivered by Lessee will constitute, legal, valid and binding obligations of Lessee, enforceable in accordance with their terms, except where the enforceability thereof may be limited by applicable bankruptcy, insolvency or other laws affecting creditors' rights generally.

                (v) Except for the registration of the Aircraft in the name of Lessor as contemplated hereby and the filing for recordation of this Lease and the Lease Supplement with the Aeronautics Authority, no other registration and no further filing or recording of this Lease or of any other instrument or document is necessary or advisable under the laws of the Country of Registration or any other jurisdiction in order to: (1) establish the priority, legality, validity or enforceability of the obligations of Lessee under this Lease, or (2) fully protect, establish and perfect Lessor's title to or interest in the Equipment or its rights and interests hereunder (including with respect to the Security Deposit) as against Lessee and any third parties in any jurisdiction.

                                       4-3

                (vi)  Lessee is a Certificated Air Carrier within the meaning of
Section 41102 of Title 49 of the United States Code Annotated, and Lessor is entitled to the benefits and protections of Section 1110 of the Bankruptcy Code (11 U.S.C. Section 1110) in respect of the Aircraft leased to Lessee under this Lease.

                (vii) There are no suits or proceedings pending or, to the knowledge of Lessee, threatened in any court or before any regulatory commission, board or other administrative governmental agency against or affecting Lessee which may have a materially adverse effect on the financial condition or business of Lessee except those described in writing to Lessor prior to the date hereof.

                (viii) The balance sheet of Lessee as of December 31, 2000 and the statements of income and retained earnings of Lessee for the three fiscal years then ended (copies of each of which have been furnished to Lessor), are complete and correct and fairly set forth Lessee's financial condition as of such dates and the results of its operations for such periods, and since December 31, 2000, there has been no material adverse change in such condition or operations.

                                       4-4

           ARTICLE 5. POSSESSION AND USE.

           (a) POSSESSION. Subject to the right of Lessee to deliver possession of any Item of Equipment to the manufacturer thereof for testing or other similar purposes or to any organization for service, repair, maintenance or overhaul work on such Item of Equipment or any part thereof or for alterations or modifications in or additions to such Item of Equipment to the extent required or permitted by the terms of Article 6 hereof, LESSEE SHALL NOT SUBLEASE, ASSIGN OR OTHERWISE TRANSFER OR RELINQUISH POSSESSION OR CONTROL OF ANY ITEM OF EQUIPMENT, OR ANY PART THEREOF, WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR (provided that if Lessee seeks consent from Lessor for a proposed sublease, Lessee shall be responsible (whether or not Lessor consents to the proposed sublease) for all expenses, including reasonable attorneys' fees, incurred by Lessor in connection with assessing or implementing the proposed sublease, and any such sublease shall be and be expressly made subject and subordinate to this Lease and all Lessor's rights and remedies hereunder).

           (b) LAWFUL OPERATIONS; USE. Lessee will not permit any Item of Equipment to be maintained, used or operated in violation of any law, rule, regulation, airworthiness directive or order of any government or governmental authority having jurisdiction (domestic or foreign, including, without limitation, any United States law, rule or regulation governing United States manufactured or owned aircraft), or in violation of any airworthiness certificate, license or registration relating to any Item of Equipment issued by any such authority. In the event that any such law, rule, regulation, airworthiness directive, order, certificate, license or registration requires addition to or modification or alteration of the Equipment, subject to Article 6(d), Lessee shall conform therewith at its expense and shall maintain the same in proper condition for operation under such laws, rules, regulations, airworthiness directives, orders, certificates, licenses or registrations. Lessee will not cause or permit any Equipment to be flown or transported to any airport or country if so doing would cause Lessor or any United States owner of such Equipment to be in violation of United States laws, rules, regulations or decrees. Without limiting the foregoing, Lessee shall use the Equipment solely in its commercial operations for which it is duly licensed.

           Lessee shall ensure that the Aircraft is at all times operated by, and under control of, qualified and duly licensed pilots employed by or seconded to Lessee, with proper ratings. Lessee agrees not to cause or permit any person under any circumstance to cause the Aircraft or any Engine to be (i) operated or used for any purpose for which such Item of Equipment was not designed and reasonably suited or (ii) operated or used at any time for any illegal purpose or in any illegal manner.

           Lessee further agrees that it will not use or permit the use of the Aircraft for the carriage of: (i) whole animals, living or dead, except in the cargo compartments according to I.A.T.A. regulations, and except domestic pet animals carried in a suitable container to prevent the escape of any liquid and to ensure the welfare of the animal; (ii) acids, toxic chemicals, other

                                       5-1
corrosive materials, explosives, nuclear fuels, nuclear wastes, or any nuclear assemblies or components, except as permitted for cargo under the "Restriction of Goods" schedule issued by I.A.T.A. from time to time and provided that all the requirements for packaging or otherwise contained therein are fulfilled;
(iii) any other goods, materials or items of cargo which could reasonably be expected to cause damage to the Aircraft and which would not be adequately covered by the insurances maintained in accordance with Article 10 hereof; or
(iv) any illegal item or substance.

           (c) MAINTENANCE. Lessee, at its own cost and expense, shall: (i) service, repair, maintain, modify, overhaul and test, or cause the same to be done to, each Item of Equipment leased hereunder (A) so as to keep such Item of Equipment in the same condition and appearance as when delivered to Lessee hereunder (after giving effect to the modifications referred to in Article 2(h) hereof), ordinary wear and tear excepted, and in good operating condition, (B) so as to keep the Aircraft in the condition as may be necessary to enable the airworthiness certification of the Aircraft to be maintained in good standing at all times under the United States Transportation Code of 1994, as amended, and to be operated under FAR Part 121, and (C) in strict compliance with Lessee's Maintenance Program, a true and complete copy of which has heretofore been or will promptly be delivered by Lessee to Lessor (and Lessee agrees not to modify or otherwise vary or permit the same to be done to such Maintenance Program unless required by law or unless otherwise agreed to by Lessor, which agreement will not be unreasonably withheld); (ii) maintain all records, logs and other materials required by the Aeronautics Authority to be maintained with respect to such Equipment; and (iii) promptly furnish to Lessor such information as may be required to enable Lessor to file any reports required to be filed by Lessor with any governmental authority because of Lessor's interest in the Equipment. Lessee shall ensure that its Maintenance Program at all times complies in all material respects with the then latest revision of the Boeing "block type" Maintenance Planning Document and with the then latest revision of the Engine manufacturer's Engine Management Program. All deficiencies outside Manufacturer's limits or the Structural Repair Manual revealed by any inspection of the Equipment by Lessee, Lessor or any of Lessee's maintenance providers shall be promptly corrected by proper cleaning, sealing, repairing, replacement, overhaul, modification and adjustment.

           Lessee shall ensure that only FAA-approved parts and materials that are new or have FAA 8130 or JAA Form 1 Release Notes are installed or used on the Aircraft. Lessee shall also ensure that: (i) all FAA 8130 or JAA Form 1 Release Notes for life-limited Parts installed in the Aircraft during the Term shall have the Flight Hours/Cycles since new stated thereon, as applicable; (ii) all FAA 8130 or JAA Form 1 Release Notes for hard time components installed in the Aircraft during the Term shall have the Flight Hours/Cycles since overhaul or since last shop visit (and, if applicable, calendar time since overhaul/last shop visit) stated thereon, (iii) all FAA 8130 or JAA Form 1 Release Notes for "on condition/condition monitored" Parts installed in the Aircraft during the Term shall have the Flight Hours/Cycles since last overhaul or last shop visit stated thereon, and (iv) if a modification has been carried out on a hard time Part or an "on condition/condition monitored" Part during an overhaul or shop visit during the Term which has altered the part number for that component, the new part number shall be stated on the FAA 8130 or JAA Form 1 Release Note for such Part.

                                       5-2

           Without limiting any of the foregoing, Lessee will maintain and use, and cause the Equipment to be maintained and used, in the same manner and with the same care as used by Lessee with respect to similar equipment owned or operated by Lessee. Further, Lessee agrees that it will not nor will it permit anyone to discriminate against the Equipment (as compared to other equipment of the same type owned or operated by Lessee) with respect to its use, operation or maintenance in contemplation of the expiration or termination of this Lease Agreement, other than the withdrawal of the Equipment from use and operation as is necessary to prepare the Equipment for return to Lessor upon such expiration or termination. To that end, without limitation, Lessee agrees to incorporate all Manufacturer, Engine manufacturer and other vendor service bulletins that Lessee, within the Term, schedules to incorporate into other similar aircraft in Lessee's fleet of aircraft. Lessee also agrees that it will not discriminate against the Engines with respect to performance restoration build standards.

           If the Aircraft, any Engine or any Part is out of revenue service (except for the active performance of maintenance, repair or overhaul procedures), the Aircraft, such Engine or such Part shall be properly and safely stored in accordance with accepted industry and manufacturer specifications and procedures. Lessee shall notify Lessor promptly of all details relating to any loss, damage or destruction to the Aircraft, or any part thereof, that affects the airworthiness of the Aircraft, and any loss, theft, damage or destruction to the Aircraft, or any part thereof, exceeding the sum of $300,000.

           (d) MAINTENANCE PAYMENTS. (i) CALCULATION OF AMOUNT AND PAYMENT. In addition to the Basic Rent required to be paid for the Aircraft pursuant to
Article 3(b), Lessee shall pay to Lessor the Airframe Payments, Performance Restoration Payments, Engine Life-Limited Parts Payments, APU Payments and Landing Gear Payments (collectively, the "Maintenance Payments") set forth in the first paragraph of paragraph 4 of Schedule "1" hereto.

           The amount of the Airframe Payments, Engine Life-Limited Parts Payments, APU Payments and Landing Gear Payments is based on the assumed annual utilization of 3,700 Flight Hours and an average annual sector flight time of
5.0 Flight Hours. Lessor shall increase (or decrease) the Maintenance Payment amounts theretofore paid and thereafter payable hereunder in respect of any Item of Equipment (or part thereof) if such Item of Equipment is operated on a more (or less) demanding schedule (i.e. variation in Flight Hours/Cycles) in terms of maintenance costs than as contemplated above or in a more (or less) severe operational environment than as originally proposed to Lessor, such increase (or decrease) to be based on the then prevalent and projected industry cost levels and Manufacturer recommended reserve data. Further, the rates for Airframe Payments, Engine Life-Limited Parts Payments, APU Payments and Landing Gear Payments shall be reviewed by Lessor in the sixtieth (60th) month and in the one hundred twentieth (120) month of the Term and Lessor shall have the right to increase the amount payable for such Maintenance Payments for the then balance of the Term, if Lessor in good faith determines that an increase is justified based on the then prevailing and projected industry cost levels for such maintenance contemplated by this Article 5(d). Lessor shall supply Lessee with the information on which Lessor bases its conclusion that any such increase or decrease is warranted.

                                       5-3

           In addition, at the time an Engine undergoes a shop visit for Performance Restoration during the Term, the rate for the Performance Restoration Payments thereafter payable by Lessee in respect of the Engines shall be increased or decreased by Lessor as necessary to ensure payment by Lessee of an hourly rate sufficient to meet the projected costs of future Performance Restoration for the Engines. The amount of such increase or decrease shall be determined by reference to the amount obtained by dividing (A) the projected total cost of the Performance Restoration to be performed for each Engine (which will be based, in part, on the actual total cost of the Performance Restoration of the Engine that has undergone a shop visit for Performance Restoration, but escalated as necessary for inflation and adjusted for other cost increases anticipated for the next Performance Restoration shop visit of each of the Engines) by (B) the number of Flight Hours that will, in respect of the next Performance Restoration shop visit anticipated for the relevant Engine, constitute the industry mean time between removals for engines of similar type, age, thrust, characteristics, maintenance status and histories and operating conditions as such Engine, as determined from records maintained by the Engine manufacturer on the basis of the average of the industry mean time between removals over the immediately preceding twelve (12) months. For example (but subject to any necessary adjustments to give effect to the other relevant circumstances), if the total cost incurred for a shop visit for Performance Restoration for an Engine is $800,000 and the industry mean time between removals for similar engines at the time of the next anticipated shop visit for Performance Restoration for such Engine is 8,000 Flight Hours, the hourly rate that Lessee will thereafter be required to pay for Performance Restoration Payments for each Engine will be $100 per Flight Hour.

           Maintenance Payments shall be payable within fifteen (15) days following the end of each calendar month, commencing with the month in which the Delivery Date occurs, through and including the month in which this Lease is terminated or expires and the Equipment is returned to Lessor in accordance with the terms of this Lease, computed on the number of Flight Hours/Cycles accumulated on the relevant Items of Equipment during the month immediately preceding such payment date.

                (ii) PAYMENT FROM MAINTENANCE PAYMENTS BY LESSOR. Maintenance Payments paid by Lessee to Lessor will be reimbursed to Lessee as follows:

                      (A) AIRFRAME. If the Airframe undergoes a scheduled "4C" systems/zonal/structural check, as defined in the then latest revision of the Boeing Maintenance Planning Document, or equivalent, performed by an Approved Maintenance Performer, Lessor will reimburse Lessee, from the Airframe Payments paid to Lessor by Lessee as of the date such check is completed, for the actual cost incurred by Lessee for such check performed on the Airframe and identified in the then latest revision of the Boeing Maintenance Planning Document.

                      (B) ENGINE MAINTENANCE. If an Engine undergoes a shop visit for Performance Restoration pursuant to Lessee's Maintenance Program and the then latest revision of the Engine Management Program approved by the Engine manufacturer, performed by an Approved Maintenance Performer, Lessor will reimburse Lessee, from the Performance Restoration Payments paid to Lessor by Lessee in respect of such Engine as of the date such

                                       5-4

Performance Restoration is completed, for the actual cost incurred by Lessee for such shop visit for Performance Restoration, excluding the cost of any life-limited Parts for such Engine or any other costs not constituting Performance Restoration and, for the avoidance of doubt, Performance Restoration will not include the cost of removal, shipment or re-installation of such Engine or any maintenance of components associated with an installed engine, E.G., quick engine change kits, nose cowls, thrust reversers, line replaceable units.

                      (C) ENGINE LIFE-LIMITED PARTS. If pursuant to Lessee's Maintenance Program and the then latest revision of the Engine Management Program approved by the Engine manufacturer a life-limited Part of an Engine is required to be replaced, Lessor will reimburse Lessee, from the Engine Life-Limited Parts Payments paid to Lessor by Lessee in respect of such Engine as of the date such life-limited Part is replaced, for the actual cost incurred by Lessee for the purchase of such replacement life-limited Part, excluding any credits, rebates or other allowances for any Cycles or time remaining on the replaced life-limited Part.

                      (D) APU. If the APU undergoes "off the fuselage" maintenance (as hereinafter defined) pursuant to Lessee's Maintenance Program performed by an Approved Maintenance Performer approved by Lessor, subject to the last sentence of this clause (D), Lessor will reimburse Lessee, from the APU Payments paid to Lessor by Lessee as of the date such maintenance is completed, for the actual cost incurred by Lessee for such off the fuselage maintenance. "Off the fuselage" maintenance of the APU means any heavy maintenance of the APU performed by an Approved Maintenance Performer during a shop visit that requires teardown/disassembly, to the extent the same results in performance restoration; provided, however, such maintenance will not include the cost of removal, shipment or re-installation of the APU or any maintenance of components associated with an installed auxiliary power unit. Lessor will make such APU Payments available to Lessee for the cost of off the fuselage maintenance of the removed APU: (x) when Lessee reinstalls such APU in the Airframe following such maintenance or (y) when Lessee replaces such APU with an auxiliary power unit that meets all requirements of this Lease, including Article 6 hereof (determined immediately after such off the fuselage maintenance of the removed APU and on the assumption that the removed APU had been reinstalled in the Airframe).

                      (E) LANDING GEAR. If the Landing Gear undergoes a major overhaul pursuant to Lessee's Maintenance Program performed by an Approved Maintenance Performer which results in full overhaul of the main landing gear or nose gear, subject to the last sentence of this clause (E), Lessor will reimburse Lessee, from the Landing Gear Payments paid to Lessor by Lessee as of the date such major overhaul is completed, for the actual cost incurred by Lessee for the major overhaul of the Landing Gear. Lessor will make such Landing Gear Payments available to Lessee for the cost of such major overhaul of the removed Landing Gear: (x) when Lessee reinstalls such Landing Gear in the Airframe following such major overhaul or (y) when Lessee replaces such Landing Gear with a landing gear that meets the requirements of this Lease, including
Article 6 hereof (determined immediately after such major overhaul of the removed Landing Gear and on the assumption that the removed Landing Gear had been reinstalled in the Airframe).

                                       5-5

                (iii) ADDITIONAL EXCLUSIONS FROM REIMBURSEMENT. Notwithstanding anything in this Article 5(d) to the contrary, none of the Maintenance Payments will be available to pay for: (A) any maintenance or Parts replacement required as the result of foreign object damage, operational misuse, mishandling, faulty maintenance, accidental damage, abuse, modification or alteration, whether as the result of airworthiness directives, service bulletins or otherwise, or any cost which is reimbursable from insurance after due diligence or claims against the manufacturer or repairer of any Item of Equipment, or part thereof, in respect of the condition or performance of such Item of Equipment, or part thereof, whether based on warranty claims or otherwise, (B) replacement, repair or rental of engine line replaceable units (regardless of whether or not such units must be operational for the repair facility to return an Engine to service), (C) labor at premium rates, or (D) taxes or shipping and handling charges or the like incurred in connection with any of the foregoing maintenance or overhaul or purchase of life-limited Parts.

                (iv) PROCEDURES FOR REIMBURSEMENT. Prior to performing any maintenance or overhaul for which Lessee will seek reimbursement under this
Article 5(d), Lessee shall submit to Lessor for approval an estimate of the cost of such maintenance or overhaul to be performed by an Approved Maintenance Performer. If Lessor has not objected to the estimate in writing within five Business Days of receiving such estimates, Lessee may treat such estimate as having been approved for all purposes hereunder. Estimates and invoices submitted for maintenance and overhaul work to be paid for out of the applicable Maintenance Payments shall contain billing only in respect of the Airframe, the Engine(s), the APU or the Landing Gear, and shall contain or be accompanied with the following substantiating data or reasonable equivalent (to the extent such data is applicable):

Invoice
      (a)  work scope (routine, non-routine, hard time items, materials)
      (b)  vendor repair and overhaul instructions
      (c)  engine removal message and report
      (d)  vendor invoice and billing summary
      (e)  customer engine information
      (f) list of airworthiness directives and service bulletins accomplished during maintenance visit
      (g)  insurance claims submitted
      (h)  date of removal
      (i)  reason for removal
      (j)  Flight Hours and Cycles since last shop visit
      (k) data supporting Lessee payment of invoices must be submitted for reimbursement
      (l)  FAA Form 337
      (m)  FAA 8130 Release Tag
      (n)  vendor tear down report
      (o)  current disk sheet for engine
      (p)  total Flight Hours and Cycles since new

Provided no Event or Event of Default has occurred and is continuing, within fifteen (15) Business Days after receipt of the invoice for such maintenance or overhaul work for an Item of Equipment, APU, Landing Gear or for the purchase of an Engine life-limited Part, with the

                                       5-6
required accompanying data, Lessor will pay the invoice amount for such Item of Equipment, APU, Landing Gear or Engine life-limited Part, out of the applicable Maintenance Payments theretofore paid to Lessor with respect to such Item of Equipment, APU, Landing Gear or Engine life-limited Part, except for any amounts which are materially inconsistent with the estimate previously approved by Lessor (and as to such amounts Lessor and Lessee agree to seek to resolve any such disputes as expeditiously as possible). In the event the cost of such overhaul or maintenance for an Item of Equipment, APU, Landing Gear or the cost of an Engine life-limited Part exceeds the unused balance of the applicable Maintenance Payments theretofore paid to Lessor for such Item of Equipment, APU, Landing Gear or Engine life-limited Part, Lessee shall be solely responsible for and shall promptly pay such excess amount, without affecting any of Lessee's other obligations hereunder. LESSOR SHALL HAVE NO DUTY TO DETERMINE WHETHER ANY ITEM OF EQUIPMENT, APU OR LANDING GEAR IS REQUIRED TO BE OVERHAULED OR MAINTAINED, OR TO OBSERVE OR INSPECT THE MAINTENANCE OF ANY ITEM OF EQUIPMENT, APU OR LANDING GEAR, AND LESSOR SHALL NOT INCUR ANY LIABILITY OR OBLIGATION BY REASON OF THE FAILURE OF ANY EQUIPMENT TO BE PROPERLY MAINTAINED OR BY REASON OF LESSOR'S ELECTION TO OBSERVE OR INSPECT OR NOT TO OBSERVE OR INSPECT ANY OVERHAUL OR MAINTENANCE OF ANY EQUIPMENT.

                (v) CHARACTER OF MAINTENANCE PAYMENTS. Lessee acknowledges that the Maintenance Payments constitute additional Rent payable for the use of the Equipment and such Maintenance Payments shall become the unencumbered property of Lessor upon payment thereof by Lessee, except as otherwise expressly set forth herein, free of any claims or rights thereto by Lessee. Lessor acknowledges, however, that to the extent of the unused balance of the applicable Maintenance Payments paid to Lessor for an Item of Equipment, APU, Landing Gear or Engine life-limited Part, as the case may be, Lessor is obligated to pay the invoices submitted to Lessor for maintenance for such Item of Equipment, APU or Landing Gear, or for the payment of such life-limited Part, as the case may be, contemplated by this Article 5(d), upon and subject to the terms and conditions of this Article 5(d). If Maintenance Payments are used to pay for the cost of any maintenance or life-limited Parts replacement contemplated in this Article 5(d), any recoveries from Manufacturer or any subcontractor, vendor or supplier in respect thereof shall be paid to Lessor and added to the Maintenance Payments held by Lessor.

                (vi) MONTHLY REPORTS. Together with each monthly Maintenance Payment, Lessee shall notify Lessor of the number of Flight Hours and Cycles which have been accumulated on the Airframe, each Engine, the Landing Gear and the APU, respectively, during the preceding calendar month, and Lessee shall provide Lessor with such supporting or other information and documentation as Lessor may from time to time request.

                (vii) NON-PAYMENT IN EVENT OF DEFAULT. Any amount referred to in this Article 5(d) which is payable to Lessee shall not be paid to Lessee if at the time of such payment an Event or an Event of Default shall have occurred and be continuing. In such event, all such amounts shall continue to be held by Lessor as security for the performance by Lessee of its obligations under this Lease or, at Lessor's option, applied by Lessor toward payment of any of such obligations of Lessee at the time due hereunder as Lessor may elect. At such time as Lessee shall have cured all Events and Events of Default, all such amounts at the time held by Lessor

                                       5-7
which should have been distributed to Lessee,in excess of the amounts, if any, which Lessor shall have elected to apply as above provided, shall be paid to Lessee.

           (e) REGISTRATION AND INSIGNIA. Lessee agrees that it will, on behalf of Lessor and at Lessee's expense, forthwith upon delivery of the Aircraft, cause the Aircraft to be duly registered, and at all times thereafter to remain duly registered, in accordance with Title 49 of the United States Code, as amended. Lessor agrees that throughout the Term, Lessor will remain a "citizen of the United States" within the meaning of Title 49 of the United States Code, as amended (or shall otherwise be qualified to register the Aircraft without restricting Lessee's operational use of the Aircraft), so that the Lessee will be able to comply with the requirements of this Article 5(e).

           Upon delivery of the Aircraft and throughout the Term, unless Lessor otherwise directs, Lessee shall cause to be fastened and maintained in the cockpit of the Aircraft adjacent to the airworthiness certificate for the Aircraft metal nameplates satisfactory to Lessor bearing the legend:

                        "THIS AIRCRAFT IS OWNED BY AWMS I
                  C/O ANSETT WORLDWIDE AVIATION SERVICES, INC."

and Lessee shall also cause to be fastened and maintained on each Engine, in a prominent location, metal nameplates satisfactory to Lessor bearing the legend:

                         "THIS ENGINE IS OWNED BY AWMS I
                  C/O ANSETT WORLDWIDE AVIATION SERVICES, INC."

           Except as above provided, Lessee will not allow the name of any person, firm or corporation to be placed on the Airframe or any Engine as a designation that might be interpreted as a Lien thereon; provided, however, Lessee may cause the Airframe or any Engine to be lettered in an appropriate manner for convenience of identification of the interest of Lessee therein.

                                       5-8

           ARTICLE 6. REPLACEMENT AND POOLING OF PARTS; ALTERATIONS, MODIFICATIONS AND ADDITIONS.

           (a) REPLACEMENT OF PARTS. Lessee, at its own cost and expense (but subject to Article 5(d)), will promptly replace all Parts which may from time to time become unserviceable, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, in the ordinary course of maintenance, service, repair, overhaul or testing, Lessee may at its own cost and expense remove any Parts, whether or not unserviceable, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use, provided that Lessee shall replace such Parts as promptly as practicable and in any event prior to the expiration or earlier termination of the Term. All replacement parts shall be free and clear of all Liens and shall be in as good operating condition as, and shall have a value, utility, modification status and useful life at least equal to, the Parts replaced, assuming such replaced Parts were in the condition and repair and had the value, utility, modification status and useful life required to be maintained by the terms hereof. Additionally, all replacement parts shall have a current valid "serviceable tag" of the manufacturer or maintenance repair facility providing such parts to Lessee, identifying the manufacturer, vendor, part number, make, model and serial number, as well as the accumulated hours or cycles and whether such parts are new, serviceable or overhauled. No replacement part shall have less hours and cycles remaining thereon until refurbishment or replacement than the Part to be replaced. Lessee may temporarily replace any Part that has become unserviceable, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use with a part that does not meet the requirements of this paragraph if a complying part cannot be obtained within the available ground time of the Aircraft, provided the original Part is re-installed or the non-complying part is removed and replaced by a complying part as soon as practicable and in any event prior to the expiration or earlier termination of the Term. Except as provided in the preceding sentence, Lessee shall ensure that no part that is a life-limited part shall be installed on the Airframe or any Engine after the Delivery Date unless such part is new or Lessee has complete back-to-birth records acceptable to the Aeronautics Authority.

           All Parts at any time removed from the Aircraft, Airframe or any Engine shall remain the property of Lessor, no matter where located, until such time as such Parts shall be replaced by parts which have been paid for by Lessee and incorporated or installed in or attached to the Aircraft, Airframe or such Engine in compliance with the requirements for replacement parts specified herein. Immediately upon any replacement part paid for by Lessee becoming incorporated or installed in or attached to the Aircraft, Airframe or an Engine as above provided, without further act: (i) title to such replacement part shall thereupon vest in Lessor, (ii) such replacement part shall become subject to this Lease and be deemed part of the Aircraft, Airframe or such Engine, as the case may be, for all purposes hereof to the same extent as the Part originally incorporated or installed in or attached to the Aircraft, Airframe or such Engine, and (iii) title to the removed Part shall thereupon vest in Lessee, free and clear of all rights of Lessor, and shall no longer be deemed a Part hereunder, except as otherwise contemplated in Article 2(h) hereof. If any replacement Part is paid for by Lessor pursuant to Article 5(d), such

                                       6-1
replacement Part and the Part replaced thereby shall be and remain the property of Lessor. Lessee will assist Lessor in all reasonable respects to preserve, store, overhaul or dispose of such replaced Parts, all as may be reasonably directed by Lessor.

           (b) POOLING OF PARTS. Any Part removed from the Airframe or an Engine as provided in paragraph (a) of this Article may be subjected by Lessee to a normal pooling arrangement customary in the airline industry entered into in the ordinary course of Lessee's business with an air carrier approved by Lessor, provided the part replacing such removed Part shall be incorporated or installed in or attached to the Airframe or such Engine in accordance with paragraph (a) of this Article as promptly as possible after the removal of such removed Part. In addition, any replacement part when incorporated or installed in or attached to the Airframe or any Engine in accordance with paragraph (a) of this Article may be owned by an air carrier approved by Lessor subject to such a normal pooling arrangement, provided Lessee, at its expense, as promptly thereafter as possible either (i) causes title to such replacement part to vest in Lessor in accordance with paragraph (a) of this Article by Lessee acquiring title thereto for the benefit of, and transferring such title to, Lessor free and clear of all Liens, or (ii) replaces such replacement part by incorporating or installing in or attaching to the Airframe or such Engine a further replacement part owned by Lessee free and clear of all Liens and causing title to such further replacement part to vest in Lessor in accordance with paragraph
(a) of this Article.

           (c) ALTERATIONS, MODIFICATIONS AND ADDITIONS. Lessee, at its own expense (but subject to Article 6(d) hereof), shall make such alterations and modifications in and additions to the Equipment, and shall perform all airworthiness directives issued by the Aeronautics Authority and all mandatory or alert service bulletins (and all service bulletins which are required to be performed to maintain the warranties for the Equipment) as may be issued from time to time, to meet the requirements of the Manufacturer, the Engine manufacturer and the other vendors in respect of the Equipment and the standards and airworthiness directives of the Aeronautics Authority or other governmental authority having jurisdiction.

           In addition, Lessee, at its own expense, may from time to time make such alterations and modifications in and additions to each Item of Equipment as Lessee may deem desirable in the proper conduct of its business, provided that no such alteration, modification or addition: (i) materially and adversely alters the specification, structure or performance of the Aircraft, (ii) adversely affects the interchangeability or replaceability of Parts, (iii) invalidates any warranties applicable to the Aircraft, or (iv) in any other way diminishes the value, utility or useful life of any Item of Equipment or impairs the condition or airworthiness thereof below the value, utility, useful life, condition and airworthiness thereof immediately prior to such alteration, modification or addition, assuming such Item of Equipment was then of the value, utility and useful life and in the condition and airworthiness required to be maintained by the terms of this Lease. In addition to the foregoing, Lessee must obtain Lessor's prior written consent to any alteration, modification or addition to the Airframe or any Engine, if the aggregate cost thereof exceeds $350,000.

           Title to all Parts incorporated or installed in or attached or added to any Item of Equipment as the result of any alteration, modification or addition shall, without further act, vest in Lessor; provided, however, that so long as no Event or Event of Default shall have

                                       6-2
occurred and be continuing, at any time during the Term in effect for an Item of Equipment, Lessee may remove any Part from such Item of Equipment, provided that
(i) such Part is in addition to, and not in replacement of or in substitution for, any Part originally incorporated or installed in or attached to such Item of Equipment at the time of the delivery thereof hereunder (after giving effect to the modifications referred to in Article 2(h) hereof) or any Part in replacement of, or substitution for, any such Part, (ii) such Part is not required to be incorporated or installed in or attached or added to such Item of Equipment pursuant to the terms of Article 5(b) or 5(c) hereof or the first sentence of this paragraph (c), and (iii) such Part can be removed from such Item of Equipment without causing any material damage thereto and without diminishing or impairing the value, utility, useful life, condition or airworthiness which such Item of Equipment would have had at such time had such alteration, modification or addition not occurred. Upon the removal by Lessee of any such Part as above provided, title thereto shall, without further act, vest in Lessee and such Part shall no longer be deemed a Part hereunder. Any Part not removed by Lessee as above provided prior to the return of the Item of Equipment to Lessor hereunder shall remain the property of Lessor.

           In any event, Lessor shall not bear any liability or cost for any alteration, modification, addition, or for any grounding or suspension of certification of any Item of Equipment or for loss of revenue.

           (d) AIRWORTHINESS DIRECTIVE COST SHARING. In the event the Aeronautics Authority issues a mandatory airworthiness directive which requires that Boeing Model 767-300 aircraft, Pratt & Whitney Model PW4060 engines, or Honeywell Model GTCP331-200ER auxiliary power units be modified or altered, or in the event the Manufacturer of such aircraft or the manufacturer of such engines or the APU issues a mandatory service bulletin which requires such aircraft, engines or APU to be modified or altered, Lessee shall at its own expense cause such modification or alteration to be duly performed.

           Provided no Event or Event of Default shall have occurred and be continuing, Lessor shall reimburse Lessee for "Lessor's Share" (as hereinafter defined) of the portion of the kit cost (including parts) and labor cost associated with such modification or alteration in excess of $50,000 (such excess cost being hereinafter referred to as the "Amortized Cost"). In determining the cost of such modification or alteration, labor costs associated with such modification or alteration shall be limited to the man-hours quoted in the relevant directive or service bulletin, calculated at the then prevailing Boeing Warranty Labor Rate. "Lessor's Share" shall be the sum remaining after subtracting from the Amortized Cost the amount determined by multiplying the Amortized Cost times a fraction of which the numerator is the number of months from and including the month in which the airworthiness directive or mandatory service bulletin is issued for such Item of Equipment or APU to and including the last month of the Term and the denominator is 96. Reimbursements to Lessee by Lessor shall be made on each anniversary of the Delivery Date for Lessor's Share of the Amortized Cost paid by Lessee for the modifications and alterations accomplished during the twelve (12) months immediately preceding such anniversary date.

EXAMPLE:

                                       6-3

For an airworthiness directive involving a kit cost and labor cost of $250,000, issued during the 99th month of the 180-month Term:

     Amortized Cost = ($250,000 - $50,000) = $200,000

     Lessor's Share = (Amortized Cost) - (Amortized Cost x Remaining Lease Mos.)
                                                           --------------------
                                                                 96

                    =       $200,000  -  ($200,000 x 82)
                                                     --
                                                     96

                    =       $200,000  -  $170,833

                    =       $29,167

                                       6-4

           ARTICLE 7. INSPECTION; FINANCIAL INFORMATION; RECORDS.


           (a) INFORMATION AND INSPECTION. During the Term of this Lease, Lessee shall furnish to Lessor such additional information concerning the location, condition, use and operation of each Item of Equipment as Lessor may reasonably request, and Lessee shall permit any person designated by Lessor in writing, at Lessor's expense, to inspect each Item of Equipment, its condition, use, and operation and the records maintained in connection therewith, and to visit and inspect the facilities and to discuss the business affairs and finances of Lessee with the principal officers of Lessee, to the extent the same relate to Lessee's ability to perform its obligations hereunder, all during Lessee's normal business hours and as often as Lessor may reasonably request; provided, however, if an Event of Default has occurred and is continuing, then Lessee shall reimburse Lessor for all reasonable costs and expenses incurred in conducting such inspection (for an inspection team of not more than five). Lessee shall also provide Lessor with at least sixty (60) days' prior written notice of the time and place at which the Airframe shall undergo any major check (i.e., any "C" check or above). Lessor shall not have any duty to make any such inspection and shall not incur any liability or obligation by reason of not making such inspection. Any such inspection, whether at Lessee's facilities, during the "C" check, or otherwise, shall not interfere with Lessee's normal operation or the performance of the relevant maintenance check, as applicable.

           (b) FINANCIAL AND OTHER INFORMATION. Lessee also agrees to furnish Lessor with the following during the Term of this Lease (unless available to Lessor via the Internet):

                (i) within ninety (90) days after the end of each quarter-fiscal year of Lessee ending after the date of this Lease, a balance sheet of Lessee prepared by it as of the close of the period ended, together with statements of income and retained earnings of Lessee for such period;

                (ii) within one hundred eighty (180) days after the end of each fiscal year of Lessee, a balance sheet and statements of income and retained earnings of Lessee, as of the close of such fiscal year, setting forth in comparative form the figures for the previous fiscal year, as prepared and certified by independent public accountants, including their certificate and accompanying comments;

                (iii) together with each set of financial statements referred to in clauses (i) and (ii), a certificate signed by a principal officer of Lessee, to the effect that such officer has reviewed the relevant terms of this Lease and has made, or caused to be made under his supervision, a review of the transactions and condition of Lessee during the accounting period covered by such financial statements, and that such review has not disclosed the existence during such accounting period, nor does such officer have any knowledge of the existence, as at the date of such certificate, of any condition or event which constitutes an Event or an Event of Default, or, if such condition or event which constitutes an Event or an Event of Default existed or exists,

                                       7-1
specifying the nature and period of existence thereof and what action Lessee has taken or is taking or proposes to take with respect thereto; and

                (iv) such other data and information as Lessor may from time to time reasonably request.

          (c) REPORTS OF AIRCRAFT USE. Within fifteen (15) days following the end of each calendar month throughout the Term, Lessee shall: (i) notify Lessor of the number of Flight Hours and Cycles which have been accumulated on the Airframe, each Engine, the Landing Gear and the APU, respectively, during the preceding calendar month, and (ii) provide Lessor with details of: (A) replacement of Engine, APU, Landing Gear and control surface changes (and the reason for such changes), (B) major repairs, modifications, alterations and additions to an Item of Equipment, (C) service bulletins and airworthiness directives applicable to and accomplished with respect to any Item of Equipment, and (D) copies of any repair or modification drawings or data covering any unique or nonstandard modifications to an Item of Equipment, in each case with respect to such preceding calendar month.

                                       7-2

           ARTICLE 8. INDEMNIFICATION BY LESSEE.

           (a) GENERAL INDEMNITY. Lessee agrees to pay, and on demand to indemnify and hold harmless, Lessor and its officers, directors, employees, servants, agents, shareholders, affiliates, successors, assigns and transferees (individually, an "Indemnitee"), from and against any and all claims, damages, losses, liabilities (including, but not limited to, any claim or liability for strict liability in tort or otherwise, including, without limitation, liability arising under any applicable environment, noise or pollution control statute, rule or regulation), demands, suits, judgments, causes of action and all legal proceedings, whether civil or criminal, penalties, fines and other sanctions, and any costs and expenses incurred in connection therewith, including reasonable attorney's fees, which may directly or indirectly result from, relate to or arise out of the assigned portions of the Purchase Agreement or this Lease or the condition, ownership, manufacture, purchase, test flight, inspection, delivery, nondelivery, acceptance, nonacceptance, rejection, import, export, registration, lease, sublease, possession, control, storage, return, transportation, disposition, use or operation of any Item of Equipment (except as to an Indemnitee for claims that are the result of the gross negligence or willful misconduct of such Indemnitee), or which may be caused by any malfunction or defect in any Item of Equipment, latent or otherwise, arising from the material or any article used therein or from the design, testing or use thereof or from any maintenance, service, repair, overhaul, improvement, modification or alteration thereof, including the modifications referred to in
Article 2(h) hereof, regardless of when such defect shall be discovered, whether or not such Item of Equipment is at the time in the possession of Lessee and wherever located.

           Notwithstanding anything to the contrary contained in this Article 8(a), the indemnification provided for in this Article 8(a) shall only apply to events or circumstances which either (i) occur prior to the expiration or sooner termination of this Lease and return of the Aircraft pursuant to the terms hereof, regardless of when asserted, or (ii) are caused by or attributable to acts or omissions of Lessee, or any of its officers, directors, employees, servants, agents, contractors or affiliates.

           (b) GENERAL TAX INDEMNITY. Lessee agrees to pay, and on written demand to indemnify and hold harmless the Indemnitees from, all license, recording and registration fees and all sales, use, personal property, stamp, documentary, customs, excise, income, consumption, value added and other taxes, levies, imposts, duties, assessments, charges and withholdings of any nature whatsoever, together with any penalties, fines, additions and interest thereon (collectively, "taxes, fees and other charges") imposed against an Indemnitee, Lessee or any Item of Equipment or any part thereof by any government or governmental subdivision or taxing authority (domestic or foreign), upon or with respect to any Item of Equipment or any part thereof or upon or with respect to the purchase, ownership, acceptance, delivery, registration, leasing, subleasing, possession, use, operation, departure, landing, maintenance, repair, modification, location, importation, exportation, sale, return, storage or other disposition thereof, or upon or with respect to the rentals or receipts arising therefrom or received with respect thereto, or upon or with respect to this Lease or the assigned portions of the Purchase Agreement,

                                       8-1
and all costs and expenses, including legal and accounting fees and disbursements, incurred in connection therewith, unless, but only so long as, such taxes, fees and other charges are being contested by Lessee in good faith and by appropriate proceedings, so long as, in Lessor's reasonable judgment, such proceedings do not involve any danger of the sale, forfeiture or loss of any Item of Equipment, or any interest therein, other than (i) United States federal income taxes based on or measured by the net income or gross receipts of such Indemnitee, or taxes in lieu thereof (including minimum taxes and taxes on or measured by any item of tax preference), (ii) income, business or franchise taxes imposed by any state or local jurisdiction in which the Indemnitee has its principal place of business or is otherwise subject to such tax as a result of business transactions or other presence unrelated to the transactions contemplated by this Lease, except to the extent such taxes, fees, or other charges are imposed solely as a result of the use, operation, location or registration of any Equipment in such jurisdiction or (iii) any taxes, fees, or other charges imposed upon an Indemnitee who is a successor by merger, acquisition, spinoff, divestiture or similar transaction to an Indemnitee existing on the Delivery Date to the extent that such taxes, fees or other charges exceed the taxes, fees or other charges that would have been imposed on the original Indemnitee.

           If a written claim is made against an Indemnitee or Lessee for any taxes, fees and other charges, such Indemnitee or Lessee, as the case may be, shall within thirty (30) days after receipt of such claim notify the other, but the failure to so notify shall not affect Lessee's obligations under this
Article 8(b) except to the extent such failure actually or effectively precludes Lessee's right to contest such claim. If requested by Lessee in writing within thirty (30) days after such notification, Lessor shall or shall cause such Indemnitee, upon receipt of indemnity satisfactory to it and at the expense of Lessee (including without limitation, all reasonable costs, expenses, losses, legal and accounting fees and disbursements, penalties and interest) in good faith to contest (or if requested by Lessee, permit Lessee to contest by executing any powers of attorney and other necessary documentation reasonably requested by Lessee to authorize the Lessee to contest) the validity, applicability or amount of such taxes, fees and other charges in the forum selected by such Indemnitee by (A) resisting payment thereof if practicable, or
(B) if payment is made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings (provided, that if the Indemnitee controls such contest, Lessee shall may participate in such contest at its own expense; the Indemnitee shall on request inform Lessee of all material developments in the contest; the Indemnitee shall consult with the Lessee regarding all material issues of the contest and shall in reasonable good faith attempt to implement all reasonable advice of Lessee regarding the resolution of the contest; and the Indemnitee (unless required by law) shall not settle any contest or make any payments regarding such contest without the consent of Lessee, provided that such consent shall not be unreasonably withheld by Lessee); PROVIDED, HOWEVER, Lessor shall not be required to take or to cause any Indemnitee to take any action to contest a claim unless (1) Lessee provides Lessor, together with such written request, with an opinion of independent tax counsel satisfactory to Lessor both as to counsel and substance, to the effect that there is a meritorious basis for such contest, (2) such action to be taken will not result in the risk of an imposition of criminal penalties or, in Lessor's reasonable judgment, any risk of any sale, forfeiture or loss of, or creation of any Lien (other than a Lien permitted by Article 11 hereof) on any Equipment, or any interest therein, (3) no Event or Event of Default shall have occurred and be continuing, (4) if such Indemnitee shall pay such tax

                                       8-2
and seek a refund, Lessee has advanced the amount of such tax to such Indemnitee with respect to such advance, (5) the amount of the taxes at issue exceeds $25,000, and (6) Lessee shall have provided such Indemnitee with a written acknowledgment of liability if and to the extent that the contest is not successful. If an Indemnitee shall obtain a refund of all or any part of such taxes, fees and other charges paid by Lessee, Lessor shall cause such Indemnitee to pay Lessee the amount of such refund, after deducting all costs and expenses that were incurred by such Indemnitee in connection therewith; provided that such amount shall not be payable before such time as Lessee shall have made all payments and indemnities then due hereunder. If in addition to such refund an amount representing interest on the amount of such refund is received, Lessee shall be paid that proportion of such interest which is fairly attributable to taxes, fees and other charges paid by Lessee prior to the receipt of such refund; provided, however, that no amount shall be payable under this or the preceding sentence during any period in which an Event or an Event of Default has occurred and is continuing. In case any report or return is required to be made with respect to any obligation of Lessee under or arising out of this
Article 8(b), Lessee will either make such report or return in such manner as will show the interests of Lessor in the Aircraft and send a copy of such report or return to Lessor, or will notify Lessor of such requirement and make such report or return in such manner as shall be satisfactory to Lessor.

           If an Indemnitee (i) shall obtain a refund of all or any part of any taxes, fees and other charges paid or reimbursed by Lessee or (ii) shall realize and recognize a reduction in its liability for taxes on or measured by net income due to the incurrence or payment of any taxes, fees and other charges for which Lessee shall have indemnified such Indemnitee, Lessor shall pay to Lessee (or if such Indemnitee is an Indemnitee other than Lessor, Lessor shall cause such Indemnitee to pay to Lessee) an amount equal to the lesser of (A) the sum of such refund (after deducting all costs and expenses that were incurred by such Indemnitee and not reimbursed by Lessee for the purpose of obtaining such refund) or tax saving plus any additional net tax saving realized by such Indemnitee as a result of such payment and (B) the amounts previously paid by Lessee to such Indemnitee pursuant to this Article 8(b), less all prior payments made by such Indemnitee to Lessee pursuant to this sentence, provided that such amount shall not be payable if and to the extent that and only so long as any amount payable by Lessee to such Indemnitee hereunder is due and unpaid. If in addition to such refund an amount representing interest on the amount of such refund is received, Lessee shall be paid that proportion of such interest which is fairly attributable to taxes, fees and other charges paid or indemnified by Lessee prior to the receipt of such refund; provided, however, that no amount shall be payable under this or the preceding sentence during any period in which an Event or Event of Default has occurred and is continuing; and, provided, further, that if an Indemnitee loses any tax benefit or savings with respect to which payment has been made pursuant to the foregoing provisions of this paragraph subsequent to any payment to Lessee with respect thereto, Lessee shall indemnify such Indemnitee with respect to such loss pursuant to the provisions of this Article 8(b)(but without regard to any exclusion thereof).

           (c) AFTER-TAX NATURE OF INDEMNITY. Lessee further agrees that any payment or indemnity made under this Lease by Lessee shall include any amount necessary to hold the Indemnitees harmless on an after-tax basis from all taxes, fees and other charges required to be paid with respect to such payment or indemnity under the laws of any domestic or foreign governmental or taxing authority, agency or subdivision.

                                       8-3

           (d) SURVIVAL OF INDEMNITIES. All of the obligations of Lessee under this Article 8 shall continue in full force and effect notwithstanding the expiration or sooner termination of this Lease and are expressly made for the benefit of, and shall be enforceable by, the Indemnitees and their successors and assigns.

                                       8-4

           ARTICLE 9. DAMAGE, DESTRUCTION, REQUISITION, CONDEMNATION.

           (a) EVENT OF LOSS WITH RESPECT TO AIRCRAFT. From the Delivery Date of the Aircraft until the return thereof to Lessor in compliance with the requirements of Article 13 hereof, Lessee shall bear all risks of loss or damage to the Aircraft, no matter how occasioned and from every source or cause whatsoever. Upon the occurrence of an Event of Loss with respect to the Airframe or the Airframe and any Engines or engines then installed thereon, Lessee shall give Lessor prompt written notice thereof and shall pay or cause to be paid to Lessor within ninety (90) days of such Event of Loss all Basic Rent payments payable for the Aircraft (and all other accrued and unpaid Rent) through the date of such payment, together with the Stipulated Loss Value of the Aircraft, computed as of the Basic Rent payment date immediately preceding such Event of Loss. At such time as Lessor has received the foregoing sums: (A) the obligation of Lessee to pay Basic Rent hereunder shall terminate, (B) the Term for the Aircraft shall end, and (C) Lessor will transfer or cause to be transferred to Lessee (or to the relevant insurers, as the case may be), without representation, recourse or warranty of any kind, express or implied (except a warranty that the Aircraft is free of Liens other than Liens which Lessee is required to discharge hereunder, or defects in title resulting from Lessor's acts), all of Lessor's right, title and interest, if any, in and to the Aircraft.

           (b) EVENT OF LOSS WITH RESPECT TO AN ENGINE. Upon the occurrence of an Event of Loss with respect to an Engine not then installed on the Airframe, or in the Event of Loss with respect to an Engine installed on the Airframe but not involving an Event of Loss with respect to the Airframe, Lessee shall give Lessor prompt written notice thereof and Lessee shall, as promptly as possible and in any event within ninety (90) days after the occurrence of such Event of Loss, duly convey to Lessor, as a replacement for the Engine with respect to which such Event of Loss occurred, title to another Pratt & Whitney Model PW4060 engine owned by Lessee free and clear of all Liens and having a value, utility, modification status and useful life at least equal to, and being in as good operating condition (including the incorporation of all airworthiness directives and service bulletins and no greater number of Flight Hours or Cycles accumulated on such engine) as, the Engine with respect to which such Event of Loss occurred, assuming such Engine was of the value, utility, modification status and useful life and in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss; and in such case, Lessee, at its own expense, will promptly (i) furnish Lessor with a bill of sale, in form and substance satisfactory to Lessor, for such replacement engine, (ii) execute a supplement hereto in form and substance satisfactory to Lessor subjecting such replacement engine to this Lease and cause the same to be duly recorded pursuant to the laws of the Country of Registration, (iii) furnish Lessor with evidence of Lessee's title to such replacement engine (including, if requested, an opinion of Lessee's counsel) and of compliance with the insurance provisions of Article 10 hereof with respect to such replacement engine as Lessor may reasonably request, and (iv) take such other action as Lessor may reasonably request in order that title to such replacement engine be duly and properly vested in Lessor and leased hereunder to the same extent as the Engine replaced thereby. Upon full compliance by Lessee

                                       9-1
with the terms of this paragraph (b), Lessor will transfer to Lessee (or to the relevant insurers, as the case may be), without representation, recourse or warranty of any kind, express or implied (except a warranty that such Engine is free of Liens, other than Liens which Lessee is required to discharge hereunder, or defects in title resulting from Lessor's acts), all of Lessor's right, title and interest, if any, in and to the Engine with respect to which such Event of Loss occurred and, for all purposes hereof, such replacement engine shall be deemed an "Engine" as defined herein. No Event of Loss with respect to an Engine shall, except as otherwise expressly provided in this Article 9, result in any reduction in Basic Rent.

           (c) APPLICATION OF PAYMENTS FROM GOVERNMENTAL AUTHORITIES IN RESPECT OF EVENT OF LOSS. Any payments (other than insurance proceeds, the application of which is provided for in Article 10 hereof) received at any time by Lessor or Lessee from any governmental authority or other person with respect to an Event of Loss with respect to any Item of Equipment will be applied as follows:

                (i) if such payments are received with respect to an Event of Loss relating to the Airframe or the Airframe and the Engines or engines installed on the Airframe, after reimbursement to Lessor for all costs and expenses, including reasonable attorneys fees, incurred in connection with such Event of Loss, so much of such payment as shall not exceed the amounts due under paragraph (a) of this Article 9 shall be applied in reduction of Lessee's obligation to pay such amounts, if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of such amounts, and the balance, if any, of such payment remaining thereafter will be paid over to or retained by Lessor; and

                (ii) if such payments are received with respect to an Engine under circumstances contemplated by paragraph (b) of this Article 9, so much of such payments remaining after reimbursement to Lessor for all costs and expenses, including reasonable attorneys fees, incurred in connection with such Event of Loss shall be paid over to, or retained by, Lessee, provided that Lessee shall have fully performed or concurrently therewith will fully perform the terms of Article 9(b).

           (d) APPLICATION OF PAYMENTS DURING EXISTENCE OF EVENT OR EVENT OF DEFAULT. Any amount referred to in clause (i) or (ii) of paragraph (c) of this Article which is payable to Lessee shall not be paid to Lessee or, if such amount has been previously paid to Lessee, shall not be retained by Lessee, if at the time of such payment an Event or an Event of Default shall have occurred and be continuing. In such event, all such amounts shall be paid to and held by Lessor as security for the performance by Lessee of its obligations hereunder or, at Lessor's option, applied by Lessor toward payment of any of such obligations of Lessee at the time due hereunder as Lessor may elect. At such time as Lessee shall have cured all Events and Events of Default, all such amounts at the time held by Lessor in excess of the amounts, if any, which Lessor shall have elected to apply as above provided shall be paid to Lessee.

                                       9-2

           ARTICLE 10. INSURANCE.

           (a) LIABILITY AND PROPERTY DAMAGE INSURANCE. Lessee will carry and maintain in effect with respect to the Aircraft, at its own expense, with insurers of recognized responsibility and substantial financial capacity acceptable to Lessor in its sole discretion, comprehensive aircraft third party, passenger, baggage, cargo, products, mail and airline general third party legal liability insurance (including, without limitation, contractual liability), including war and allied perils, in amounts which are not less than and of the types usually carried by companies engaged in the same or similar business, similarly situated with Lessee, and owning or operating similar aircraft and engines and which covers risks of the kind customarily insured against by such companies, including, without limitation, bodily injury and property damage of whatever nature; provided, however, in no event shall such amounts of insurance coverage be less than a combined single limit of liability of $600,000,000 for any one occurrence and in the aggregate for products liability (or such higher amounts as Lessor may from time to time reasonably require). In no event shall Lessee discriminate against the Aircraft in respect of the amount or other aspects of liability insurance for the Aircraft as compared to the amount or other aspects of liability insurance for other similar aircraft in Lessee's fleet.

           (b) INSURANCE AGAINST LOSS OR DAMAGE TO AIRCRAFT. Lessee shall carry and maintain in effect, at its own expense, with insurers of recognized responsibility and substantial financial capacity acceptable to Lessor in its sole discretion, all-risk ground, flight, taxiing and ingestion aircraft hull insurance on an agreed value basis covering the Aircraft, and all-risk insurance on an agreed value basis with respect to the Engines while not installed in the Aircraft and on a full replacement cost basis with respect to Parts while not installed in the Aircraft, in each case which is of the type and in substantially the amounts usually carried by companies engaged in the same or similar business and similarly situated with Lessee, and shall include war risk insurance (which shall not be restricted to physical loss or damage to the aircraft hull) covering the perils of:

                (i) war, invasion, acts of foreign enemies, hostilities (whether war be declared or not), civil war, rebellion, revolution, insurrection, martial law, military or usurped power, or attempts at usurpation of power;

                (ii) strikes, riots, civil commotions or labor disturbances;

                (iii) any act of one or more persons, whether or not agents of a sovereign power, for political or terrorist purposes and whether the loss or damage resulting therefrom is accidental or intentional;

                (iv) any malicious act or act of sabotage;

                (v) confiscation, nationalization, seizure, restraint, detention, appropriation, requisition for title or use by or under the order of any government (whether civil,

                                      10-1
military or de facto) and/or public or local authority including the government of the Country of Registration; and

                (vi) hijacking or any unlawful seizure or wrongful exercise of control of the Aircraft or crew in flight (including any attempt at such seizure or control) made by any person or persons on board the Aircraft acting without the consent of Lessee;

PROVIDED, HOWEVER, that all hull insurance required by this paragraph (b) shall at all times while the Aircraft is subject to this Lease be for an amount not less than the Stipulated Loss Value from time to time computed for the Aircraft. Lessee may self-insure, by means of a deductible or similar clause, the aircraft hull risk required to be insured against pursuant to this paragraph (b), provided that the amount of such self-insurance shall not exceed the lesser of $500,000 for any one occurrence or the lowest amount of self-insurance/deductible applying to any similar aircraft in Lessee's fleet. All of the foregoing insurance policies required under this paragraph (b) shall provide that any loss which exceeds $500,000 shall be adjusted with Lessor and Lessee and shall be payable to the order of Lessor in Dollars.

           (c) REQUIREMENTS IN INSURANCE POLICIES. All insurance policies carried in accordance with paragraph (a) or (b) of this Article 10 and all policies taken out in substitution or replacement for any such policies, shall
(i) be subject to Lessor's approval, (ii) include a waiver of any rights of subrogation, set-off, counterclaim or other deduction, whether by attachment or otherwise as against Lessor and its successors and assigns (hereafter collectively referred to as the "Additional Insureds"), and the Indemnitees (as defined in Article 8(a)), (iii) name the Additional Insureds, and in respect of the insurance carried in accordance with Article 10(a), the Additional Insureds and the Indemnitees as additional insureds, as their respective interests appear (but without imposing upon any such Additional Insured or Indemnitee any obligation imposed upon the insured, including, without limitation, the liability to pay the premium for such policies), (iv) provide that in respect of the interests of the Additional Insureds and Indemnitees in such policies, the insurance shall not be impaired or invalidated by any action or omission of Lessee or any other person (other than action of such Additional Insured), and shall insure the Additional Insureds and Indemnitees, as their respective interests appear, regardless of any breach or violation by Lessee or any other person (other than such Additional Insured) of any warranties, declarations or conditions contained in such policies, (v) provide that if such insurance is canceled or terminated for any reason whatsoever or is changed in any material respect in relation to the interests of an Additional Insured or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, termination, change or lapse shall not be effective as to such Additional Insured for thirty (30) days (seven (7) days, or such lesser period as is customarily available in accordance with industry practice, in the case of any war risk and allied perils coverage) after receipt by such Additional Insured of written notice by such insurers of such cancellation, termination, change or lapse, (vi) in the event Lessee maintains separate policies to cover all risk aircraft hull and war risk and related perils insurances, all such policies shall include a 50/50 provisional claims settlement arrangement in the event of dispute over which policy covers the loss, (vii) be primary without right of contribution from any other insurance carried by any Additional Insured or Indemnitee with respect to its interest as such in the Aircraft, (viii) be in an amount sufficient to prevent Lessee and any Additional Insured from becoming a co-insurer, (ix) provide for worldwide geographical coverage, except for excluded

                                      10-2
areas acceptable to Lessor, (x) provide satisfactory coverage against the risks associated with electronic date recognition problems, in the form of AVN2000, AVN2001 and AVN2002, or equivalent, substitute or replacement in respect thereof in accordance with then current market practice (and Lessee shall make and comply with the warranties, representations, and undertakings required to be given in connection with obtaining/maintaining such clauses), and (xi) comply to the extent necessary with the insurance requirements set forth in the Manufacturer's product support and customer training agreements. Each liability insurance policy carried in accordance with section (a) of this Article shall contain a cross-liability endorsement so that each insured, Additional Insured and Indemnitee shall be protected from claims by each other insured, Additional Insured or Indemnitee, and a severability of interest provision which shall expressly provide that all of the provisions thereof shall operate in the same manner as if there were a separate policy covering each insured, Additional Insured and Indemnitee; provided, however, such policies shall not operate to increase the insurers' limit of liability. Lessee shall cause its insurers to agree that the indemnity and hold harmless provisions of Article 8(a) are insured as a contractual assumption of liability by Lessee's insurers, but only to the extent of the risks covered by the policy of insurance.

           (d) UNINSURED OPERATIONS. Lessee shall not operate or locate any Item of Equipment, or suffer the same to be operated or located, in any recognized or threatened area of hostilities or in any area or on any route excluded from coverage by any insurance contemplated by this Article 10. Lessee shall not operate any Item of Equipment, or suffer the same to be operated, in any manner or for any purpose which is not covered by the insurance which Lessee is required to carry and maintain pursuant to this Article 10.

           (e) APPLICATION OF INSURANCE PROCEEDS FOR EVENT OF LOSS. All insurance payments received as the result of the occurrence of an Event of Loss (other than an Event of Loss described in Article 9(c), above) with respect to an Item of Equipment, or any part thereof, will be applied as follows:

                (i) if such payments are received with respect to an Event of Loss relating to the Airframe or the Airframe and Engines installed on the Airframe, so much of such payments remaining after reimbursement to Lessor for all costs and expenses including attorneys fees incurred in connection with such Event of Loss as shall not exceed the amounts due under paragraph (a) of Article 9 shall be applied in reduction of Lessee's obligation to pay such amounts, if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of such amounts, and the balance, if any, of such payment remaining thereafter will be paid over to or retained by, Lessee; or

                (ii) if such payments are received with respect to an Engine under the circumstances contemplated by Article 9(b), so much of such payments remaining after reimbursement to Lessor for all costs and expenses including attorneys fees incurred in connection with such Event of Loss shall be paid over to, or retained by, Lessee, provided that Lessee shall have fully performed or, concurrently therewith, will fully perform the terms of Article 9(b).

                                      10-3

           (f) APPLICATION OF INSURANCE PROCEEDS FOR OTHER THAN EVENT OF LOSS. The insurance proceeds of any damage to the Airframe or any Engine, or part thereof, not constituting an Event of Loss will be applied in payment (or to reimburse Lessee) for repairs or for replacement property in accordance with the terms of Articles 5 and 6 hereof, and any balance remaining after compliance with such Articles with respect to such loss shall be paid to, or retained by, Lessee.

           (g) APPLICATION IN DEFAULT. Any amount referred to in clause (i) or
(ii) of paragraph (e) or in paragraph (f) of this Article 10 which is payable to Lessee shall not be paid to Lessee or, if it has been previously paid directly to Lessee, shall not be retained by Lessee, if at the time of such payment an Event or an Event of Default shall have occurred and be continuing. In such event, all such amounts shall be paid to and held by Lessor as security for the performance by Lessee of its obligations hereunder or, at Lessor's option, applied by Lessor toward payment of any such obligations of Lessee at the time due hereunder as Lessor may elect. At such time as Lessee shall have cured all Events and Events of Default, all such amounts at the time held by Lessor in excess of the amounts, if any, which Lessor shall have elected to apply as above provided shall be paid to Lessee.

           (h) REPORTS, CERTIFICATES, ETC. At least three (3) Business Days prior to the Delivery Date of the Aircraft and concurrently with the renewal of each insurance policy (but in no event less frequently than once each calendar year), Lessee will furnish to Lessor and each Additional Insured a certificate signed by a firm of independent aircraft insurance brokers of recognized standing and responsibility in the international aviation insurance industry, appointed by Lessee and acceptable to Lessor, describing in reasonable detail the insurance then carried and maintained on the Equipment and certifying that the insurance then carried and maintained on the Aircraft and Engines complies with the terms hereof. Lessee will advise and will use commercially reasonable efforts to cause such firm to agree to advise Lessor and each Additional Insured in writing promptly of any default in the payment of any premium and of any other act or omission on the part of Lessee or otherwise of which it or they have knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Aircraft or any Engine. Lessee will also advise and will also use commercially reasonable efforts to cause such firm to agree to advise Lessor and each Additional Insured in writing of the termination date of any insurance carried and maintained on the Aircraft or any Engine pursuant to this Article at least thirty (30) days (seven (7) days, or such lesser period as is customarily available in accordance with industry practice, in the case of any war risk and allied perils coverage) prior to such termination date. Upon request by Lessor, Lessee will deliver to Lessor a true and complete copy of all policies of insurance carried by Lessee in accordance with the requirements of this Article 10; provided that any such request shall not be made any more frequently than once per year so long as no Event of Default is continuing. In the event that Lessee shall fail to maintain insurance as herein provided, Lessor may at its option obtain such insurance and, in such event, Lessee shall, upon demand, reimburse Lessor, as Supplemental Rent, for the cost thereof.

           (i) INSURANCE - GENERAL. If at any time, whether due to changes in aviation insurance market practices or otherwise, Lessor determines that Lessor's approval of any insurer or insurance should be revoked in the interests of the Additional Insureds, Lessor agrees to consult with Lessee and Lessee's insurance brokers regarding revocation of such approval. If,

                                      10-4
following such consultation, Lessor determines that revocation is required, Lessee will promptly arrange or procure the arrangement of alternative cover satisfactory to Lessor. Lessee shall, on request, provide Lessor with satisfactory evidence that the premiums in respect of the insurance required hereby have been paid. Lessee shall not make, or permit to be made, any modification to or alteration of the insurance required hereby materially adverse to the interests of any of the Additional Insureds or Indemnitees. Lessee shall be responsible for any deductible in respect of the insurances required hereby. Lessee shall provide any other insurance-related information or assistance in respect of the insurances required hereby, as Lessor may reasonably request. Lessee shall at its own expense maintain insurance in accordance with the same limits applicable pursuant to Article 10(a) hereof following the expiration or sooner cancellation or termination of the Term in respect of Lessee's indemnity and hold harmless obligations set forth in Article 8(a) hereof, for such period as Lessor may reasonably require (but in any event not more than two (2) years) naming each Indemnitee (as defined in Article 8) as an additional insured. Lessee's obligation under the preceding sentence shall not be affected by Lessee ceasing to be the lessee of the Aircraft or by any of the Indemnitees (as defined in Article 8) ceasing to have an interest in respect of the Aircraft.

           (j) INSURANCE OF LESSEE'S INTEREST. Nothing contained in this Lease shall prevent Lessee from carrying insurance against Events of Loss with respect to the Equipment in excess of that required hereunder, and nothing herein shall prevent any Additional Insured, at its own expense, from carrying additional insurance against Events of Loss with respect to the Equipment; PROVIDED, HOWEVER, (i) Lessee shall not procure insurance or permit Lessee to be named assured in any insurance with respect to any Item of Equipment which could prejudice any Additional Insured's rights under the insurance required hereunder or any right of recovery under any such insurance, and (ii) in the event there is a limitation on the aggregate amount of insurance which may be carried or collected by any or all parties in respect of any Equipment, Lessee's right to carry and collect insurance on such Equipment in excess of that required hereunder shall be subordinate to and shall not in any way prejudice the right of any Additional Insured to carry and collect insurance on such Equipment in excess of such amounts.

           (k) INSURANCE OF REMOVED ENGINES. Notwithstanding anything herein to the contrary, Lessee shall not remove, or cause or permit to be removed, any Engine from the Airframe, or install or caused to be installed such Engine on any other airframe unless prior thereto (i) Lessee shall have obtained all risk insurance covering such Engine on an "agreed value" basis for $8,750,000, and
(ii) Lessee shall have provided to Lessor a certificate signed by the firm of independent aircraft insurance brokers who have provided the certificates of insurance required by the other provisions of this Article 10 with respect to the Aircraft, certifying on terms acceptable to Lessor that such additional all risk insurance in respect of such Engine is in effect.

                                      10-5

           ARTICLE 11. MORTGAGES, LIENS, ETC. Lessee shall not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to any Item of Equipment, any part thereof, title thereto or any interest therein, except: (i) the respective rights of Lessor and Lessee as herein provided, (ii) Liens which result from claims against Lessor that are not to be paid or indemnified against by Lessee hereunder, (iii) Liens for taxes either not yet due or being contested in good faith by appropriate proceedings, but only so long as, in Lessor's judgment, such proceedings do not involve any danger of the sale, forfeiture or loss of any Item of Equipment, or interest therein, and (iv) materialmen's, mechanics', workmen's, repairmen's, airport charges, employees' or other like liens arising by operation of law in the ordinary course of business and for amounts the payment of which is either not delinquent or is being contested in good faith by appropriate proceedings, but only so long as, in Lessor's judgment, such proceedings do not involve any danger of the sale, forfeiture or loss of any Item of Equipment, or any interest therein.

                                      11-1

           ARTICLE 12. RECORDATION AND FURTHER ASSURANCES. Lessor shall, at its own cost and expense, cause this Lease and the Lease Supplement to be filed with the Aeronautics Authority pursuant to the United States Transportation Code of 1994, as amended, and Lessee shall, at its own cost and expense, cause this Lease, the Lease Supplement and any other documents executed pursuant hereto to be filed or registered in such other places, whether within or outside the Country of Registration, as may be necessary or reasonably request by Lessor to perfect and preserve Lessor's title to and interests in the Equipment and rights hereunder, and Lessee shall on request furnish to Lessor an opinion of counsel satisfactory to Lessor or other evidence satisfactory to Lessor of each such filing, recordation and registration.

                Without limiting the foregoing, Lessee shall do or cause to be done, at its own cost and expense, any and all acts and things which may be required under the terms of the Convention for the International Recognition of Rights in Aircraft, signed at Geneva, Switzerland, on June 18, 1948, to perfect and preserve the title and interests of Lessor in and to the Equipment within the jurisdiction of any signatory State which has ratified such Convention and in the territories thereof in which Lessee may operate the Equipment, and Lessee shall also do or cause to be done at its own expense any and all acts and things which may be required under the terms of any other agreement, treaty, convention, pact, or by any practice, custom, or understanding involving any State in which Lessee may operate, and any and all acts and things which Lessor may reasonably request, to perfect and preserve the rights of Lessor in the Equipment and hereunder.

                In addition, Lessee will promptly and duly execute and deliver to Lessor such further documents and assurances and take such further action as Lessor may from time to time reasonably request in order to more effectively carry out the intent and purpose of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor hereunder.

                                      12-1

                ARTICLE 13. RETURN OF AIRCRAFT AND RECORDS.

                (a) RETURN. Except as otherwise provided herein, at the expiration of the Term for the Aircraft or upon the sooner cancellation or termination of this Lease, Lessee, at its own expense, shall return the Aircraft and Aircraft Documentation and records to Lessor by delivering the same to Lessor at an airport in the United States of America as may be designated by Lessor in full compliance with all Lessee's obligations hereunder, cleared through all appropriate customs (it being understood that Lessee shall be responsible for the payment of all customs and export duties, and Lessee will, immediately upon return of the Aircraft to Lessor, cause the deregistration of the Aircraft in the Country of Registration). The Aircraft, at the time of return to Lessor, shall be fully equipped with two (2) Engines properly installed thereon, and with the same amount of fuel as was in the Aircraft on the Delivery Date.

                (b) INSPECTION; TEST FLIGHT. During the last forty-five (45) days of the Term for the Aircraft, Lessor shall have the right to inspect the Aircraft and its records, including all maintenance, pilots and aircraft systems functional check reports, to determine whether the Aircraft and its records will be in compliance with the requirements for return at the expiration of the Term, including confirmation of the full serviceability status of each component of the Aircraft. Lessee shall make such personnel available to Lessor for such inspection of the Aircraft and its records as Lessor may reasonably require. Lessor's right of inspection shall include: (i) the right to a complete and thorough inspection of all documents and records maintained for the Equipment by or for Lessee (including the Engine performance monitoring data), which Lessee shall make available to Lessor's representatives and designees in one central room at the location at which the Aircraft will be technically accepted by Lessor as contemplated in Article 13(f), below, (ii) the right to conduct a full systems functional and operational inspection, and (iii) the right, following completion of the "C" check referred to in Article 13(c)(i), to have up to four of its representatives or designees participate as direct observers in a test flight of the Aircraft of at least ninety (90) minutes in duration (the cost of which shall be borne by Lessee) conducted by Lessee in accordance with Manufacturer's standard flight operation check flight procedures to demonstrate the airworthiness of the Aircraft and the proper functioning of all systems and components within limits. All discrepancies and deficiencies (normal wear and tear excepted) from the return conditions provided herein shall be corrected by Lessee at its expense, unless otherwise specified herein. If an additional test flight is required after correction of discrepancies discovered on the initial test flight or during the inspections, Lessee shall provide an additional test flight. Requests of Lessor's representatives and designees during such test flight(s) shall be carried out by the flight crew, provided that such request is not manifestly unreasonable and does not endanger the Aircraft or the crew.

                If: (x) repairs or other work items are required to cause the Aircraft to comply with the return requirements provided herein, or (y) Lessor, through no fault of its own, has not been allowed a full and thorough right to inspect the Aircraft and its records prior to the end of the Term as contemplated herein, or (z) Lessee for any other reason fails to return the Aircraft and its records to Lessor at the time or place and in the condition required hereunder,

                                      13-1

Lessee shall forthwith take such action as may be necessary to remedy such non-compliance to enable Lessee to return the Aircraft and its records to Lessor in accordance with the requirements hereof. Without waiving any other rights or remedies Lessor may have as a result thereof, Lessee shall pay Lessor: (i) for the first thirty (30) days following the expiration of the Term, 125% of the monthly Basic Rent for the Aircraft, prorated on a daily basis, for each day following the expiration of the Term until Lessor has completed its inspection of the Aircraft and Aircraft Documentation as contemplated herein and the Aircraft and Aircraft Documentation are returned to Lessor in the condition required hereunder, payable weekly in arrears, and (ii) for each day after the first thirty (30) days following the expiration of the Term, twice the monthly Basic Rent for the Aircraft, prorated on a daily basis, for each day from and after the thirtieth (30th) day after the expiration of the Term until Lessor has completed its inspection of the Aircraft and Aircraft Documentation as contemplated herein and the Aircraft and Aircraft Documentation are returned to Lessor in the condition required hereunder, payable weekly in arrears. In the meantime Lessee shall not operate the Aircraft (other than for maintenance, repair or return purposes) and all of Lessee's other obligations hereunder shall remain in full force and effect. Nothing in this paragraph shall be interpreted to give Lessee the right to retain the Aircraft after the end of the Term.

           (c) FLIGHT HOURS/CYCLES/TIME REQUIREMENTS. At the time of return of the Aircraft to Lessor:

                (i) The Airframe shall be fresh out of its next sequential block systems/zonal/structural "C" check or equivalent block-type maintenance (except for the Flight Hours accumulated thereon for the ferry flight required to return the Aircraft to Lessor), and the corresponding lower level checks (i.e., "A" checks and all lower level "C" checks due in connection therewith), and Lessee shall have performed all other inspections and tasks, including corrosion prevention and control and aging aircraft inspections, if any, and all out-of-sequence inspections due at that time, and all routine and non-routine tasks, all with full fault rectification, sufficient to clear the Aircraft for operation until its next scheduled "C" check, all in accordance with the then latest revision of the Manufacturer's "block type" Maintenance Planning Document and all without taking into account any sampling programs. If Lessee's Maintenance Program permits such "C" check to be performed in phases, Lessee shall perform all phases of such maintenance check immediately prior to return of the Aircraft to Lessor in order to align such maintenance of the Aircraft with the then latest revision of the Boeing "block type" Maintenance Planning Document to the same extent as if Lessee's Maintenance Program did not permit such maintenance check to be performed in phases. During such "C" check, Lessee shall also perform any other work reasonably requested by Lessor and not otherwise required hereunder, and Lessor will reimburse Lessee for the cost of such work (including labor and materials), billed at Lessee's most preferred customer's rates. Lessee shall give Lessor at least thirty (30) days prior notice of the date on which such "C" check is to be performed. Such maintenance, inspections and checks shall be performed by an Approved Maintenance Performer.

           (ii) The Airframe shall have at least 4,000 Flight Hours/Cycles or twelve (12) months (whichever is limiting) remaining to its next scheduled "4C" systems/zonal/ structural check (as defined in the then latest revision of the Boeing "block type" Maintenance Planning Document) or equivalent scheduled systems/zonal/structural airframe maintenance, and

                                      13-2
all other known inspections and tasks, including corrosion prevention and control and aging aircraft inspections, if any, and structural/systems/zonal inspections and out-of-sequence inspections, all with full fault rectification, and all in accordance with the then latest revision of the Manufacturer's "block type" Maintenance Planning Document (without taking into account any sampling programs), sufficient to clear the Aircraft for operation for the next 4,000 Flight Hours/Cycles or twelve (12) months (whichever is limiting).

                (iii) The Landing Gear shall have at least 4,000 Cycles or eighteen (18) months (whichever is limiting), until its next scheduled overhaul.

                (iv) Each "hard time/life-limited" component of the Aircraft shall have at least half-life remaining until its next scheduled overhaul, shop visit interval or replacement, as the case may be, in accordance with Manufacturer's Maintenance Planning Document.

                (v) The APU shall have at least 50% of its Flight Hours, Cycles and calendar time remaining to Lessee's mean time between removals for auxiliary power units of similar type, age, characteristics and maintenance status and histories as the APU.

                (vi) Each Engine shall have a remaining life (which shall include the hot and cold sections) of at least 4,000 Flight Hours and Cycles (whichever is limiting) to the then current industry mean time between removals for engines of similar type, thrust, age, characteristics and maintenance status and histories as such Engines, determined from records maintained by the manufacturer of such engines on the basis of the average of the industry mean time between removals over the immediately preceding twenty-four (24) months.

                (vii) Each component of the Aircraft which is "on condition" or "condition monitored" shall be in serviceable condition, based on the Manufacturer's performance criteria.

                (viii) Each component of the Aircraft which has a calendar limit to removal and replacement or refurbishment shall have at least one year remaining to operate until removal and replacement or refurbishment, in accordance with Manufacturer's Maintenance Planning Document.

                (ix) The Aircraft's ETOPS compliance status shall be in accordance with Manufacturer's then current 180 minute ETOP's Configuration and Maintenance Procedures document.

           All of the foregoing overhauls, checks, maintenance and visits shall have been performed by an Approved Maintenance Performer, and be in compliance with Lessee's Maintenance Program (except to the extent otherwise specified above). Lessee shall not be entitled to any adjustment or to be reimbursed or in any way compensated if the Airframe, any Engine or any Parts are returned in a better condition than as required under this Article 13.

           (d) GENERAL RETURN REQUIREMENTS. The Airframe, Engines and Parts shall have been maintained, serviced and repaired throughout the Term in accordance with (i) all the

                                      13-3
requirements of this Lease, (ii) Lessee's Maintenance Program, and (iii) the applicable rules and regulations of the Aeronautics Authority, and shall be in compliance with the following:

                (1) AIRWORTHINESS CERTIFICATE; REGISTRATION. The Aircraft when returned to Lessor shall have a currently effective airworthiness certificate and, if required by Lessor, the documentation necessary to obtain an airworthiness certificate for export to such location as may be designated by Lessor) issued by the Aeronautics Authority, and shall be in such condition and shall have such supporting documentation as would be required to maintain the airworthiness certificate from the Aeronautics Authority for FAR Part 121 passenger operations with no restrictions and the certificate of registration. The Aircraft shall be equipped for operation in accordance with FAR Part 121 passenger operations.

                (2) GENERAL CONDITION. Each Item of Equipment shall be in the same condition as when delivered to Lessee (after giving effect to the modifications contemplated by Article 2(h)), ordinary wear and tear (subject to the obligations set forth in Article 5(c) and alterations and modifications properly made by Lessee as permitted under this Lease) excepted, shall be in good operating condition, and shall be free and clear of all Liens, except Liens which result from acts of Lessor which are not indemnified against hereunder. The Aircraft shall be clean, internally and externally, and serviceable by international commercial passenger airline operating standards, and shall have installed thereon and furnished therewith all Engines, Parts and equipment installed thereon or furnished therewith (including all cabin passenger service and loose equipment) at the commencement of the Term (after giving effect to the modifications contemplated by Article 2(h)) or replacements therefor (as herein authorized) and additions and improvements thereto made in accordance with the provisions of this Lease. No Part will have a total time since new in hours, cycles or calendar time greater than the Airframe.

                      The Aircraft shall be capable of meeting all performance characteristics within Manufacturer's performance limits throughout the entire operating envelope, as defined in the Aircraft flight manual, and performance compliance will be demonstrated at the time of the technical acceptance flight test and by on-wing static inspection and testing of the powerplants in accordance with the Engine maintenance manual.

                      The Engines shall not be on "watch" for any reason requiring any special or out-of-sequence inspection and shall comply with the operations specification of Lessee and the Engine manufacturer (or, if such requirements differ, whichever is the more limiting), without waiver, carryover, deferment, restriction or exception. If the historical and technical records and/or trend monitoring data indicate an acceleration in the rate of deterioration in the performance of an Engine or the APU which is higher than normal based on manufacturer's data, Lessee shall, prior to return, correct such conditions that are determined to be causing such accelerated rate of deterioration or that otherwise exceed Lessee's or the manufacturer's maintenance manual tolerances.

                     Without limiting any of the foregoing, on return the Aircraft shall comply with the following:

                                      13-4

                      (i) FUSELAGE, WINDOWS AND DOORS: The fuselage shall be free of major dents and abrasions which are out of Manufacturer's manual limits, scab patches which are temporary or out of Manufacturer's manual limits, and loose or pulled rivets (reasonable wear and tear excepted); windows shall be free of delamination, distortion and blemishes out of Manufacturer's manual limits and shall be properly sealed and free of crazing (reasonable wear and tear excepted); and doors shall be free-moving, correctly rigged, and fitted with serviceable seals; and all external placards and markings shall be installed and legible;

                      (ii) WINGS AND EMPENNAGE: All leading edges shall be free from damage out of Manufacturer's manual limits; and all wings, empennage and fuel tanks shall be free of fuel leaks; all flight controls shall be properly balanced, and all external placards and markings shall be installed and legible;

                      (iii) INTERIOR: The interior of the Aircraft shall be deep-cleaned; carpets, galleys, lavatories, ceiling, side walls, doors, overhead, passenger service units, bag racks and bulkhead panels shall be serviceable, secure, clean and free of cracks and stains that are unacceptable by U.S. commercial airline standards; all seats shall be fully serviceable, in good condition and repainted as necessary; all signs and decals shall be clean and legible; and all calendar-lifed emergency equipment shall have a minimum of one year's life remaining; all carpets, cushions and seat covers shall be in pattern and color reasonably acceptable to Lessor and in good condition and clean and the seats shall conform to FAA fire-resistance and crash-worthiness regulations; and all placards and markings shall be installed and legible; all galley areas shall not have any detectable cracks or corrosion, shall meet safety and health standards, shall present a good appearance and shall be free of food and contamination; all galley floors shall be sealed and stain-free (by U.S. commercial airline standards), shall have an effective non-skid galley matting and shall meet safety and health standards; all galley structures, galley inserts and galley carts will be clean and sealed, and shall not have any leaks, cracks or other defects that are unacceptable by U.S. commercial airline standards and shall be fully serviceable. All cabin equipment shall also have their technical standards order identification, as applicable. If passenger, cockpit or flight attendant seat cushions or covers are replaced, then Lessee shall provide all FAR required data reflecting compliance with flammability and burn test requirements.

                      (iv) COCKPIT: All placards and markings shall be clean, secure, and legible, all fairing panels shall be free of stains and cracks that are unacceptable by U.S. commercial airline standards, and shall be clean, secure, and repainted as necessary; all floor coverings shall be clean and effectively secured and sealed; all seat covers shall be in good condition and clean and shall conform to FAA fire resistance regulations; and all seats shall be fully serviceable and in good condition;

                      (v) CARGO COMPARTMENTS: All panels and nets shall be in good condition; all rollers and cargo-restraint and moving mechanisms shall be serviceable; and all compartments shall meet then applicable FAA fire regulations; all doors shall be rigged and functioning properly; and the compartments shall be clean;

                                      13-5

                      (vi) LANDING GEAR AND WHEEL WELLS: The Landing Gear and all wheel wells shall be clean, free of leaks, and repaired as necessary; and all placards and markings shall be clean, secure, and legible;

                      (vii) LAVATORIES: All lavatory areas shall be clean and reasonably free of cracks and free of detectable corrosion, meet safety and health standards, present a good appearance and shall be free of abnormal contamination; all lavatory floors and floor coverings shall be in good condition and clean, shall be sealed and reasonably stain-free (by U.S. commercial airline standards), and shall have an effective non-skid coating; mirrors shall be free of cracks and delamination and free of noticeable and unsightly scratches; all doors and latches shall be properly fitted and fully functional; lavatory systems shall be clean, free of leaks, detectable cracks that are unacceptable by U.S. commercial airline standards and other defects and shall be properly sealed and fully functional; and

                      (viii) TIRES AND BRAKES: All tires and brakes shall be fully serviceable and have a minimum of 50% wear-life remaining. No tire shall have more than two recaps.

                (3) MODIFICATIONS. At Lessor's request, Lessee shall, at Lessee's expense, remove any or all alterations or modifications in or additions to any Item of Equipment accomplished during the Term not required to be incorporated or installed in or attached to such Item of Equipment to maintain the airworthiness certificate and registration with the Aeronautics Authority, and Lessee shall, at Lessee's expense, restore such Item of Equipment to the value, utility, condition and airworthiness thereof which would have existed had such alterations, modifications or additions not been made. Without limiting any other obligations of Lessee under this Lease, all modifications made to the Aircraft during the Term shall be in accordance with FAA-approved data.

                (4) REPAIRS. All repairs performed since the Delivery Date and that exist on the Aircraft at return shall be permanent in accordance with the Manufacturer's Structural Repair Manual, provided that if such Structural Repair Manual authorizes as permanent a non-flush structural patch repair or a flush-type structural patch repair, such repair shall be a flush-type permanent repair. All repairs shall be in accordance with Lessee's Maintenance Program and conform to the Manufacturer's Structural Repair Manual or the Engine manufacturer's approved manual, as the case may be, and shall be provided with approval by the FAA if so required. Any repair not covered by the Manufacturer's Structural Repair Manual or the Engine manufacturer's approved manual, as the case may be, shall be in accordance with FAA-approved data and shall be approved by Manufacturer or the Engine manufacturer, as the case may be.

                (5) TERMINATING ACTION. Lessee shall perform all deferred and carryover maintenance items and clear all pilot discrepancies with respect to the Aircraft on a terminating action basis. Subject to Article 6(d), all airworthiness directives issued by the Aeronautics Authority, all changes required by any amendments or changes to the FAR's, and all manufacturer's or vendor's mandatory or alert service bulletins and applicable to the Equipment having a date for compliance that falls on or prior to six (6) months or 4,000 Flight Hours or

                                      13-6

2,000 Cycles, as the case may be, after the expiration of the Term (or return of the Aircraft, if later) shall be accomplished in compliance with the issuing entity's specific instructions without regard to any alternate means of compliance, waiver or operator exemptions delaying compliance. Without limiting the foregoing, any airworthiness directives, FAR's or manufacturer's or vendor's mandatory or alert service bulletins which allow temporary compliance by inspection or other action (other than by terminating action) but require terminating compliance on or prior to six (6) months or 4,000 Flight Hours or 2,000 Cycles, as the case may be, after the expiration of the Term (or return of the Aircraft, if later) shall have such terminating compliance complete prior to return, and all manufacturer's and vendor's service bulletins which are rendered mandatory by the Manufacturer's then current ETOPS Compliance Configuration and Maintenance Procedures Guide and which require a repetitive inspection, modification or terminating compliance on or prior to six (6) months or 4,000 Flight Hours or 2,000 Cycles, as the case may be, after the expiration of the Term (or return of the Aircraft, if later) shall have such inspection, modification or terminating compliance completed at the highest level of compliance possible prior to return. The Aircraft shall also be in compliance with the Manufacturer's SSI, SSD, SSID, Corrosion Prevention and Control and Aging Aircraft Programs, and shall comply with United States and ICAO noise and environmental regulations.

                (6) BORESCOPE INSPECTION, ETC. Lessor shall have the right at Lessee's expense to carry out a full video borescope inspection of the gas path of the cold and hot sections and undertake a full operational check (power assurance) of the Engines prior to return of the Aircraft to Lessor. Lessor shall also have the right at Lessee's expense to carry out a video borescope inspection of the hot and cold sections and undertake a full operational check of the APU system. Lessee shall provide evidence satisfactory to Lessor reflecting the correction at Lessee's expense of any watch items or unserviceable or reject conditions or defects or discrepancies found during such inspections and check that are not in compliance with manufacturer's maintenance manual limits.

                (7) KITS. Lessee shall have ordered during the Term all no-charge kits for the Aircraft offered by Manufacturer, the Engine manufacturer and other vendors, and, if not incorporated in the Aircraft at the time of return hereunder (unless required to do so by the terms hereof), Lessee shall return such kits to Lessor with the Aircraft. Lessor shall be provided with all modification kits and other such items that are on order for the Aircraft.

                (8) LEAKS, ETC. The Airframe and Engines shall be free of fuel leaks, and the fuel system of the Aircraft, including the Engines, shall have been tested and free of bacteriological, fungus and other contamination and corrosion and shall show no indication of breakdown. The hydraulic and oil systems of the Aircraft, including the Engines, shall have been tested and found free of contamination and corrosion and shall show no indication of breakdown. Lessee shall provide copies of the results of laboratory tests of all such systems to Lessor and of full bacteriological and fungus tests of all fuel tanks performed no more than thirty (30) days prior to return of the Aircraft. Any bacteriological, fungus or other contamination or corrosion revealed thereby shall be corrected or treated to Lessor's reasonable satisfaction prior to return.

                (9) PAINTING. Lessee shall remove all special markings of Lessee, and shall nub and sand (or, if required by the condition of the paint, strip and paint the Aircraft in a

                                      13-7
livery specified by Lessor (not exceeding three colors) after application of corrosion protection and performance of other procedures, in accordance with industry practice, with control surfaces balanced and other procedures performed in accordance with Manufacturer's maintenance procedures, all at Lessee's expense. Lessee shall also weigh the Aircraft.

           (e) RECORDS. Upon the return of the Aircraft, (i) the Airframe, Engines and all Parts shall be documented with work orders, vendor serviceable tags, etc. to have been maintained, repaired and overhauled by FAA certified repair stations and in a manner so that such equipment is approved by the Aeronautics Authority for use on United States registered and certificated aircraft, and (ii) Lessee shall deliver to Lessor all Aircraft Documentation, including all logs, manuals and catalogs included with the Aircraft on the Delivery Date therefor or supplied during the Term hereof, amended to their latest amendment revision available generally. Without limiting the foregoing, all records required by the Aeronautics Authority to certify the Equipment and place the Equipment on another FAA-approved maintenance program in accordance with FAR Part 121 requirements shall be returned with the Equipment, and Lessee shall provide Lessor with all FAA 8130 release notes for all Parts installed in the Aircraft during the Term and remaining in the Aircraft at the time of return thereof to Lessor. All documentation and records shall be in English.

                If non-computerized copies of maintenance records are not available, then Lessee shall take action with the pertinent regulatory agencies to insure that Lessor, the Aeronautics Authority are provided with all requested necessary and proper guarantees of methods of compliance, component overhaul and management, scheduling, quality control, serial number verification, etc.

                The head of Lessee's Quality Control Department shall certify in writing that the data and information contained in all documentation and records returned to Lessor is true and correct. For any computerized records, the head of Lessee's Quality Control Department shall sign or initial each computer page.

                All Parts identified with safe-life limits shall be identified with their back-to-birth service histories, accumulated Cycles or Flight Hours, as applicable, and remaining service lives on a separate listing. All Parts which are identified in the maintenance records by part numbers and serial numbers other than the manufacturer's shall be provided with interchange or cross reference listing necessary to establish complete traceability.

                In the event of missing, incomplete or noncompliant records, Lessee shall at its expense reaccomplish the tasks necessary to produce such records in accordance with an FAA-approved maintenance program prior to return of the Equipment to Lessor. At the time of return of the Aircraft to Lessor hereunder, Lessee shall also provide Lessor with evidence satisfactory to Lessor that Lessee has fully paid and discharged all navigation charges, airport landing fees and the like which have resulted in or could give rise to a Lien on the Aircraft or any part thereof if the same remains unpaid.

           (f) TECHNICAL ACCEPTANCE; FERRY FLIGHT. Upon completion of the final inspection of the Aircraft and records by Lessor and, unless otherwise agreed in writing by

                                      13-8

Lessor and Lessee, correction of any discrepancies or deficiencies required to be corrected by Lessee prior to redelivery to Lessor, Lessor shall execute and deliver to Lessee, a technical acceptance certificate which shall constitute Lessor's technical acceptance of the Aircraft, except as noted in such technical acceptance certificate. Notwithstanding the execution and delivery of such technical acceptance certificate by Lessor, all Lessee's obligations hereunder shall continue in full force and effect until actual return of the Aircraft to and final acceptance of the Aircraft by Lessor at the location specified in
Article 13(a), in full compliance with all Lessee's obligations hereunder, to the same extent as if such technical acceptance certificate had not been executed by Lessor (it being understood, without limitation, that Lessee shall (i) bear the full risk of damage and loss to the Aircraft and shall promptly repair or cause to be repaired any damage to the Aircraft which may occur prior to completion of ferry flight referred to below, and (ii) maintain insurance in respect of the Aircraft as required by Article 10 hereof to and including the time of redelivery of the Aircraft to Lessor). Upon technical acceptance of the Aircraft by Lessor, Lessee shall promptly ferry the Aircraft at Lessee's cost to the redelivery location referred to in Article 13(a) hereof or the place for storage designated pursuant to Article 13(h), as the case may be. Lessor shall have the right for up to five (5) representatives or designees to travel on the Aircraft on such ferry flight.

           (g) AID IN DISPOSITION. Lessee agrees that during the last 180 days of the Term (and during the storage period set forth in Article 13(h)) it will cooperate in all reasonable respects with the efforts of Lessor to lease or sell the Aircraft, including, without limitation, permitting potential (or the prospective) lessees or purchasers to inspect the Aircraft and the records relating thereto, provided that the same shall not interfere with Lessee's use of the Aircraft or require Lessee to incur out-of-pocket expenses for which it is not reimbursed.

           (h) STORAGE. Upon expiration or sooner termination of the Term, at the written request of Lessor, Lessee will arrange ramp storage facilities and storage maintenance for the Aircraft at an appropriate storage area (which shall include any of Lessee's hangar facilities suitable for such aircraft and reasonably acceptable to Lessor) for up to ninety (90) days at Lessee's risk and expense. Lessee shall cause the Aircraft to be delivered to such storage location free of charge to Lessor.

                                      13-9

           ARTICLE 14. EVENTS OF DEFAULT. The following events shall constitute Events of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

           (a) Lessee shall fail to make any payment of Rent as and when due and the same shall remain unpaid for five (5) calendar days;

           (b) Lessee shall fail to carry and maintain insurance in accordance with the provisions of Article 10 hereof;

           (c) Lessee shall fail to perform or observe any term, condition or agreement to be performed or observed by it under Article 3(c) (as supplemented in Schedule "1"), Article 5(a) or 5(b), Article 10(d), or Article 12;

           (d) Lessee shall fail to perform or observe any other term, condition, covenant or agreement to be performed or observed by it hereunder or under any other agreement between Lessor and Lessee and such failure shall continue unremedied for a period of thirty (30) days after actual knowledge thereof by Lessee; provided, however, if such failure cannot be remedied within such 30-day period and Lessee is taking all such action as Lessor deems appropriate and necessary to remedy such failure, such period shall be extended for an additional 60 days (but only so long as it reasonably appears that such failure can be remedied within such additional 60-day period);

           (e) Any representation or warranty made by Lessee herein or in any document or certificate furnished to Lessor in connection herewith or pursuant hereto shall prove to be false or incorrect in any material respect;

           (f) Lessee shall consent to the appointment of a receiver, custodian, administrator, trustee, liquidator or any similar official of itself or of a substantial part of its property, or Lessee shall become insolvent or fail to pay or admit in writing its inability to pay its debts generally as they come due, or shall make a general assignment for the benefit of creditors, or Lessee shall file a voluntary petition for an order for relief pursuant to Section 301 of Title 11 of the United States Code, or any superseding statute, as amended from time to time, or a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy laws (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against Lessee for an order for relief or in any such proceeding, or Lessee shall by voluntary petition, answer or consent, seek relief under the provisions of any other now existing or future bankruptcy or other similar law providing for the reorganization, liquidation or winding-up of corporations, or providing for an arrangement, composition, extension or adjustment with its creditors;

           (g) An order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of Lessee, a receiver, custodian, administrator,

                                      14-1
trustee, liquidator or similar official of Lessee or of any substantial part of its property, or any substantial part of the property of Lessee shall be sequestered, and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of sixty (60) days after the date of entry thereof;

           (h) A petition against Lessee for an order for relief pursuant to
Section 303 of Title 11 of the United States Code, or any superseding statute, as amended from time to time, or in any proceeding under any bankruptcy laws or other insolvency laws (as now or hereafter in effect) shall be filed and shall not be withdrawn or dismissed within sixty (60) days thereafter, or, under the provisions of any law providing for reorganization, liquidation or winding-up of corporations which may apply to Lessee, any court of competent jurisdiction shall assume jurisdiction, custody or control of Lessee or of any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of sixty (60) days;

           (i) Final judgment for the payment of money in excess of $5,000,000 (or its equivalent) shall be rendered against Lessee and the same shall remain unpaid, unstayed, unbonded or undischarged for a period of thirty (30) days;

           (j) Lessee's commercial airlines operations shall be suspended for a period of more than sixty (60) days, or the franchises, concessions, permits, certificates, licenses (including, without limitation, its air operating certificate or air transport license), rights or privileges required for the conduct of Lessee's airline operations are revoked, canceled, suspended, not renewed or otherwise terminated, or Lessee shall cease to be a Certificated Air Carrier; or

           (k) An "Event of Default" under, and as such term is defined in, any Companion Lease shall have occurred and be continuing.

                                      14-2

           ARTICLE 15. REMEDIES. Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, Lessor may, at its option, declare this Lease to be in default and Lessor may, in addition to any other remedies provided herein or by applicable law, exercise one or more of the following remedies with respect to the Aircraft, or any part thereof, as Lessor in its sole discretion shall elect:

           (a) Demand that Lessee, and Lessee shall upon the written demand of Lessor and at Lessee's expense, return promptly to Lessor the Aircraft in the manner and condition required by, and otherwise in accordance with all of the provisions of, Article 13 hereof as if the Aircraft were being returned at the end of the Term therefor; or Lessor, at its option, may enter upon the premises where all or any part of the Aircraft or any Engine is located and take immediate possession of and remove the same (together with any engine which is not an Engine but which is installed on the Airframe and any other property in the Aircraft, subject to all of the rights of the owner, lessor, lienor or secured party of such engine or other property, provided, however, that the Airframe with an engine (which is not an Engine) installed thereon or any property therein may be flown to a location within the United States, and such engine or other property shall be held for the account of any such owner, lessor, lienor or secured party or, in the case of an engine owned by Lessee, may, at the option of Lessor, be exchanged with Lessee for an Engine in accordance with the terms of Article 13 hereof) by summary proceedings or otherwise, all without liability accruing to Lessor for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise;

           (b) Sell the Aircraft, or part thereof, at public or private sale, or otherwise dispose of, hold, use, operate, lease to others or keep idle the Aircraft, or part thereof, as Lessor in its sole discretion may determine, all free and clear of any rights of Lessee and without any duty to account to Lessee with respect to such action or inaction or for any proceeds with respect thereto, except to the extent required by paragraph (c) below in the event Lessor exercises its rights under such paragraph;

           (c) In the event Lessor, pursuant to paragraph (b), above, shall have relet the Aircraft or shall have sold the Aircraft, Lessor, in lieu of exercising its rights under paragraph (d), below (but without limiting any of its other rights hereunder or under law), may, if it shall so elect, demand that Lessee pay Lessor and Lessee shall pay Lessor, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent for the Aircraft due for the period commencing as of the commencement of the term of the reletting or the date of sale, as the case may be) any accrued but unpaid Basic Rent for the Aircraft due up to and including the date of the commencement of the term of the reletting or the date of sale plus the excess of: (i) in the case of a reletting, the aggregate unpaid Basic Rent for the Aircraft which would otherwise have become due hereunder over the Term but for the Event of Default, discounted monthly to present value as of the date of the commencement of the term of the reletting at 6.5% per annum, over the aggregate basic rental payments to become due under the reletting from the date of the commencement of the term of the reletting to the date upon which the Term for the Aircraft would have expired but for Lessee's default, discounted monthly to present value as of the date of

                                      15-1
the commencement of the term of the reletting at 6.5% per annum, or (ii) in the case of a sale, the Stipulated Loss Value for the Aircraft, computed as of the Basic Rent payment date immediately preceding the date of sale, over the net cash proceeds of such sale. The amounts specified in this paragraph shall continue to bear interest at the Incentive Rate from the date of the commencement of the term of the reletting or the date of sale, as the case may be, until payment is made;

           (d) If Lessor shall have obtained possession of the Aircraft as contemplated in paragraph (a), above, but shall not have relet or sold the Aircraft as contemplated by paragraph (c), above, Lessor shall have the right (but without limiting any of its other rights hereunder or under law), by written notice to Lessee specifying a payment date, to demand that Lessee pay to Lessor, and Lessee shall pay to Lessor, on the payment date specified in such notice, all accrued but unpaid Basic Rent for the Aircraft due to and including the payment date specified in such notice, plus the aggregate unpaid Basic Rent for the Aircraft which would otherwise have accrued over the remainder of the Term but for the Event of Default, discounted monthly to present value as of the payment date specified in such notice at 6.5% per annum. The amounts referred to in this paragraph shall continue to bear interest at the Incentive Rate from the payment date specified in said notice until payment is made;

           (e) Proceed by appropriate court action or actions to enforce performance by Lessee of the applicable covenants of this Lease and to recover damages for the breach hereof;

           (f) Cancel this Lease, which cancellation shall be effective immediately upon Lessor having given notice of cancellation to Lessee, whereupon Lessee's right to possess and use the Equipment shall immediately cease, but such cancellation shall not relieve Lessee of any of its obligations hereunder which accrued prior to the time of cancellation nor shall such cancellation be deemed a release or a waiver of Lessee's obligations for the unperformed balance of this Lease or Lessee's obligation to compensate Lessor for all damages suffered by Lessor as a result of Lessee's breach of this Lease, including, without limitation, damages described in clauses (c), (d) or (e), above;

           (g) Recover from Lessee any losses, premiums, fees, costs or expense that are paid or incurred by Lessor in connection with the repayment of funds obtained to finance or otherwise acquire the Aircraft, if any, or in connection with the borrowing of funds to refinance the Aircraft, if any.

           Except as otherwise specifically provided above, Lessee shall also be liable for all unpaid Rent due hereunder before, during or after the exercise of any of the foregoing remedies and for all legal fees and other costs and expenses incurred by reason of the occurrence of any Event of Default or the exercise of any of Lessor's rights or remedies with respect thereto, including all costs and expenses incurred in connection with the repossession or return of the Aircraft in accordance with the terms of Article 13 hereof, in placing the Aircraft in the condition and airworthiness as required by such Article, and for the cost of storage, insurance, and re-leasing or sale of the Aircraft.

                                      15-2

           Except as otherwise expressly provided above, no remedy referred to in this Article is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies. No express or implied waiver by Lessor of any Event or Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event or Event of Default. To the extent permitted by applicable law, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease or otherwise use the Aircraft or any Engine in mitigation of Lessor's damages as set forth in this Article or which may otherwise limit or modify any of Lessor's rights or remedies hereunder.

                                      15-3

           ARTICLE 16. EXCUSABLE DELAY.

           (a) GENERAL. Lessor shall not be responsible for nor be deemed to be in default under this Agreement on account of any delay in delivery of the Aircraft or other performance hereunder due to any of the following causes: acts of God; war, warlike operations, insurrections or riots; fires; floods or explosions; serious accidents; epidemics or quarantine restrictions; any act of government, governmental priorities, allocation regulations or orders affecting materials, facilities or completed aircraft; strikes or labor troubles causing cessation, slow-down or interruption of work; delay in transportation; delay or default by Manufacturer under the Purchase Agreement; or inability after due and timely diligence to procure materials, accessories, equipment or parts; or due to any other cause to the extent it is beyond Lessor's control or not occasioned by Lessor's fault or negligence. Delays resulting from any of the foregoing causes are referred to herein as "Excusable Delays." Lessor shall promptly notify Lessee of any delay or anticipated delay in delivery of the Aircraft.

           (b)  SIX (6) MONTHS' EXCUSABLE DELAY.


                (i) TERMINATION FOR ACTUAL DELAY. If, due to Excusable Delays, delivery of the Aircraft is delayed for a period of more than six (6) months after the end of the calendar month in which delivery is otherwise required hereunder in accordance with the Scheduled Aircraft Delivery, either Lessor or Lessee may terminate this Lease by giving written notice to that effect to the other within ten (10) days after the expiration of such six-month period.

                (ii) TERMINATION FOR ANTICIPATED DELAY. If the Manufacturer concludes, based on its appraisal of the facts, that due to Excusable Delays, delivery of the Aircraft will be delayed for a period of more than six (6) months after the Scheduled Aircraft Delivery, and as a result thereof in good faith and in accordance with its normal scheduling procedures, Manufacturer internally reschedules delivery of the Aircraft to a date reflecting such delay and notifies Lessor thereof, Lessor shall notify Lessee in writing of such delay and rescheduling, in which event either Lessor or Lessee may terminate this Agreement by giving written notice to that effect to the other within ten (10) days after receipt by Lessee of such notice of anticipated delay.

           (c) CONSEQUENCE OF TERMINATION. Termination under Article 16(b) shall terminate and discharge all obligations and liabilities of Lessee and Lessor hereunder and all undelivered items and services to be furnished hereunder which are related thereto.

           (d) FAILURE TO TERMINATE. If, following notice of an anticipated delay under Article 16(b)(ii), this Lease is not terminated in accordance with the provisions of such Article, then the Scheduled Aircraft Delivery for the Aircraft otherwise required hereunder shall be extended by a period equal to the resulting delay.

                                      16-1

           (e) DAMAGE TO OR DESTRUCTION OF AIRCRAFT - DELIVERY DELAY. In the event that prior to delivery the Aircraft is, due to any cause, lost, destroyed or damaged beyond repair (and this Agreement has not been terminated in accordance with this Article 16), or is damaged to the extent that it cannot be repaired to new condition by replacement parts and delivered in accordance with the Scheduled Aircraft Delivery, the time reasonably required to furnish a replacement for the Aircraft or to accomplish such repairs shall be deemed an Excusable Delay.

           (f) TERMINATION RIGHTS EXCLUSIVE. The termination rights of Lessee set forth in this Article 16 are in substitution for any other rights of termination or contract lapse which Lessee might have arising by operation of law by virtue of delays in performance for which Lessor is not deemed to be in default or to have breached its duties hereunder.

                                      16-2

           ARTICLE 17. MISCELLANEOUS.

           (a) CONSTRUCTION AND APPLICABLE LAW. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining such provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Lessor and Lessee each hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect. No term or provision of this Lease may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom the enforcement of the change, waiver, discharge or termination is sought. This Lease shall constitute an agreement of lease, and nothing herein shall be construed as conveying to Lessee any right, title or interest in the Aircraft or any Engine except as a lessee only. The captions in this Lease are for convenience of reference only and shall not define or limit any of the terms or provisions hereof. This Lease shall in all respects be governed by, and construed in accordance with, the internal laws of the State of California, United States of America (without regard to any conflict of laws rule that might result in the application of the laws of any other jurisdiction), including all matters of construction, validity and performance.

           (b) NOTICES. All notices, demands and other communications required or permitted under the terms hereof shall be in writing (which shall include telecopy), and shall be deemed given or received: (i) if sent by registered or certified mail, on the third Business Day after deposit in the national mail service of the country from which it is sent, postage prepaid, return receipt requested, (ii) if sent by any other means of physical delivery, E.G., hand delivery or courier service, when delivered to the appropriate address provided below, and (iii) if sent by telecopier, when transmitted to the appropriate telecopier number provided below and the sender's telecopy machine produces a confirmation report confirming that such transmission has been sent. All such notices, demands and other communications shall be addressed and/or telecopied to the appropriate party at its address and/or telecopier number set forth below, or at such other address or telecopier number as such party may from time to time hereafter designate to such other parties in writing:

           If to Lessee:     Hawaiian Airlines, Inc.
                             3375 Koapaka Street
                             Suite G350
                             Honolulu, Hawaii 96819
                             Attention:Executive Vice President, Chief Financial
                             Officer and Treasurer

                             Facsimile:   (808) 835-3699

                                       17-1
           with a copy to:   Hawaiian Airlines, Inc.
                             3375 Koapaka Street
                             Suite G350
                             Honolulu, Hawaii 96819
                             Attention: Vice President, General Counsel and Corporate Secretary

                             Facsimile:  808-835-3690

           If to Lessor:     AWMS I
                             c/o Ansett Worldwide Aviation Services, Inc.
                             445 Park Avenue, 20th Floor
                             New York, New York 10022
                             Attention:  Chief Executive Officer

                             Facsimile:  (212) 371-1544

           (c) LESSOR'S RIGHT TO PERFORM FOR LESSEE. If Lessee fails to make any payment of Supplemental Rent required to be made by it hereunder or fails to perform or comply with any of its agreements contained herein, Lessor may itself make such payment or perform or comply with such agreement, and the amount of such payment and the amount of the reasonable expenses of Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Incentive Rate, shall be deemed Supplemental Rent, payable by Lessee upon demand.

           (d) CORPORATE EXISTENCE; MERGER. Lessee will preserve and maintain its corporate existence and all its rights, privileges and franchises in every jurisdiction in which the character of its property or the nature of its business makes licensing or qualification necessary. Lessee will not merge or consolidate with or into or be acquired by any person or entity or sell, lease or otherwise dispose of all or substantially all of its properties, without the prior written consent of Lessor, which consent will not be unreasonably withheld.

           (e) TRAINING AND CUSTOMER SUPPORT. Pursuant to Customer Support Document No. 1676, Exhibit "C", to the Purchase Agreement, a copy of which Customer Support Document has heretofore been provided by Lessor to Lessee, Manufacturer has agreed to provide certain training, support services and technical data and documents. Provided no Event or Event of Default has occurred and is continuing hereunder, Lessor agrees to assign to Lessee the training, support services, data, documents and other rights available under such Customer Support Document for a Category I operator, as defined and described in Letter Agreement No. 1676-1 of the Purchase Agreement, including maintenance staff training, field service support, flight crew training, and various aircraft technical data and documents. Lessor shall not have any liability or responsibility for the adequacy of such training, support services or technical data and documents or for Manufacturer's performance or nonperformance in respect thereof, all of which is, as to Lessor, without recourse, representation or warranty, express or implied. Lessee hereby agrees to be bound by all the provisions of the Customer Support Document.

                                      17-2

           (f) QUIET ENJOYMENT. Lessor covenants that if, and as long as, Lessee performs and observes each and every covenant and agreement to be performed or observed by it hereunder and no Event of Default shall have occurred and be continuing, Lessee shall quietly enjoy the Aircraft without hindrance or interference by Lessor or by any other person lawfully claiming through Lessor.

           (g) ASSIGNMENT. THIS LEASE AND ALL OR ANY PART OF LESSEE'S RIGHTS HEREUNDER SHALL NOT BE ASSIGNED, NOVATED, HYPOTHECATED OR OTHERWISE TRANSFERRED BY LESSEE WITHOUT LESSOR'S PRIOR WRITTEN CONSENT, AND ANY PURPORTED ASSIGNMENT, NOVATION, HYPOTHECATION OR TRANSFER SHALL BE VOID. Subject to the foregoing, this Lease shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Lessor's interest in this Lease Agreement and in the Aircraft are freely saleable, novateable and assignable by Lessor in whole or in part: (i) to a company or other entity in the same group of companies as Lessor (and, for the avoidance of doubt, specifically including a grantor or other trust acting for the benefit of Lessor or an affiliate of Lessor), (ii) to a company that is not an affiliate of Lessor but has a net worth of at least $50,000,000 (or, if it does not have such a net worth, whose obligations hereunder are guaranteed in a manner reasonably satisfactory to Lessee by a company or other entity that has such a net worth), (iii) to a company that does not meet the conditions set forth in clause (i) or (ii), above, but to which Lessee shall have consented, which consent shall not be unreasonably withheld, such as in the case of a sale and assignment to a Japanese tax owner in which the real parties in interest are a group of individual investors and it is not customary to obtain such assurances from such parties in interest, or (iv) to a company or other entity established for the purpose of "securitizing" this Lease and other leases; and, in any of the foregoing cases, upon such sale, novation or assignment (unless the assignment is solely for collateral security purposes), Lessor shall be discharged from all further obligations hereunder in respect of such interest or Equipment sold or assigned and Lessor's assignee or transferee shall succeed to all of Lessor's rights, interests and obligations in respect thereof as though such assignee or transferee had been the initial owner or lessor, as the case may be, in respect thereof. Lessor may also assign for collateral security purposes or otherwise mortgage its fixed or contingent rights to receive money hereunder or its interests in this Lease or in the Aircraft, in whole or in part. Lessee shall comply with all reasonable requests of Lessor, its successors, transferees and assigns in respect of the sale, assignment, novation, hypothecation or other transfer (including, if requested, execution of a consent thereto, reaffirming its representations, warranties and obligations hereunder in favor of such assignee, successor or transferee or execution of a lease agreement on terms substantially identical to this Lease Agreement substituting the name of such transferee, successor or assignee for Lessor, and in either case providing the assignee, successor or transferee with an insurance certificate and broker's report, addressed to such assignee, successor or transferee, in compliance with the requirements of Article 10 hereof). Notwithstanding any such sale, assignment, novation or other transfer, Lessor shall continue to be an Indemnitee pursuant to Article 8(a) and shall continue to be named as an additional insured on all liability policies carried by Lessee pursuant to
Article 10 hereof. Without limiting any of the foregoing, Lessor may, and at Lessor's request Lessee shall, take any action reasonably required for the purpose of causing the Aircraft to be subjected to an equipment trust, conditional sale, leveraged lease or other arrangement for the financing by

                                      17-3

Lessor or Lessor's transferee or assignee of the Aircraft, provided such arrangement shall not in any way adversely affect Lessee's rights of quiet enjoyment of the Aircraft granted pursuant to Article 17(f), above. Except as otherwise specifically provided herein, no such assignment, sale, novation or other transfer by Lessor shall result in any increase in Lessee's obligations hereunder as compared to such obligations as they would have existed or arisen had such assignment, sale, novation or transfer not occurred. Lessor agrees to reimburse Lessee for all of Lessee's reasonable transaction expenses (including reasonable attorneys fees) in connection with any such assignment, sale, novation or transfer.

           (h) EXPENSES. The prevailing party in any action or proceeding between Lessor and Lessee to enforce the terms of this Lease shall be entitled to recover from the other party all its costs and expenses, including reasonable attorneys' fees and expenses incurred by such prevailing party in such action or proceeding. In addition, Lessee shall also reimburse Lessor for all reasonable out-of-pocket costs and expenses, including reasonable attorneys' fees, incurred by Lessor in connection with any approvals, consents, waivers, modifications or amendments hereto requested by Lessee.

           (i) FEDERAL BANKRUPTCY CODE. In accordance with Section 1110 of Title 11 of the United States Bankruptcy Code, or any superseding statute, as amended from time to time, Lessee hereby agrees that Lessor's title to the Aircraft and Engines and any right of Lessor to take possession of the Aircraft and Engines in compliance with the provisions of this Lease shall not be affected by the provisions of Section 105, 362, 363 or any other applicable Section of Title 11, as amended and in effect from time to time. In the event Section 1110 is amended, or if it is repealed and another statute is enacted in lieu thereof, Lessor and Lessee agree to amend this Lease and take such other reasonable action as Lessor deems necessary so as to afford to Lessor the rights and benefits as such amended or substituted statute confers upon owners and lessors of aircraft.

           (j) SURVIVAL. The representations, warranties and indemnities of Lessee in this Lease, as they relate to events occurring and circumstances arising or existing at or before the end of the Term and return of the Aircraft in compliance with the terms of this Lease, shall survive the delivery of the Aircraft and the expiration or other termination of this Lease and are expressly made for the benefit of, and shall be enforceable by Lessor and its successors and assigns.

           (k) INTEGRATION. This Lease Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior written and oral agreements and understandings between the parties hereto with respect to the subject matter hereof.

           (l) COUNTERPARTS. This Lease may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           (m) EXECUTION BY TELECOPY. Delivery by Lessor or Lessee to the other by telecopy of an executed counterpart of this Lease or of any other document executed pursuant hereto shall be deemed as effective as delivery of an originally executed counterpart thereof.

                                      17-4

Such party shall promptly deliver to the other party an originally executed counterpart thereof, but the failure of such party to deliver an executed counterpart shall not affect the validity or effectiveness of this Lease or such other document.

           IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease to be duly executed by their authorized officers or representatives as of the day and year first above written.

                                       LESSOR:

                                       AWMS I


                                       By:
                                          --------------------------------------

                                       Title:
                                             -----------------------------------


                                       LESSEE:

                                       HAWAIIAN AIRLINES, INC.


                                       By:
                                          --------------------------------------

                                       Title:
                                             -----------------------------------

                                       By:
                                          --------------------------------------

                                       Title:
                                             -----------------------------------


                                      17-5

                                  SCHEDULE "1"

Redacted treatment requested due to confidential financial information

                                   Exhibit "A"

                                LEASE SUPPLEMENT

           THIS LEASE SUPPLEMENT, dated _________, 2001, between AWMS I (the "Lessor") and Hawaiian Airlines, Inc. (the "Lessee").

           Lessor and Lessee have heretofore entered into a Lease Agreement dated as of June 8, 2001 (herein the "Lease Agreement" and the terms defined therein being herein used with the same meaning), which Lease Agreement provides for the execution and delivery of a Lease Supplement, substantially in the form hereof for the purpose of leasing a specific Aircraft under the Lease Agreement as and when delivered by Lessor to Lessee in accordance with the terms thereof.

           The Lease Agreement relates to the Airframe and Engines described below, and a counterpart of the Lease Agreement is attached hereto and made a part hereof and this Lease Supplement, together with such attachment, is being filed for recordation on the date hereof with the Federal Aviation Administration as one document.

           NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:

           (1) Lessor hereby delivers and leases to Lessee, and Lessee hereby accepts and leases from Lessor, under the Lease Agreement, the following described Boeing Model 767-33AER aircraft and engines (hereafter, the "Delivered Equipment"):

                (i) Airframe: U.S. Identification Number N-_______; Manufacturer's Serial No. 28140; and

                (ii) Engines: Two Pratt & Whitney Model PW4060 engines bearing, respectively, manufacturer's serial numbers ________ and _______ (each of which engines has 750 or more rated takeoff horsepower or the equivalent of such horsepower).

           (2) The Delivery Date of the Delivered Equipment is the date of this Lease Supplement set forth in the opening paragraph hereof.

           (3) The Term for the Delivered Equipment shall commence on the Delivery Date therefor and shall end on ______________, 2016.

           (4) Lessee hereby confirms its agreement to pay Lessor Rent with respect to the Delivered Equipment throughout the Term therefor in accordance with the terms of the Lease Agreement.

           (5) Lessee hereby confirms to Lessor that the Airframe and Engines described above have been duly marked as showing Lessor's title thereto in accordance with the terms of the Lease Agreement and that Lessee has accepted the Delivered Equipment for all purposes of the Lease Agreement, including its being airworthy, in accordance with specifications, in good working order and repair and without defect or inherent vice in title, condition, design, operation or fitness for use, whether or not discoverable by Lessee as of the date hereof, and free and clear of all Liens; provided, however, that nothing contained herein or in the Lease Agreement shall in any way diminish or otherwise affect any right Lessee or Lessor may have with respect to the Delivered Equipment as against Manufacturer or any other person, whether under the Purchase Agreement or otherwise.

           (6) The fuel contained in the fuel tanks of the Aircraft on delivery
to Lessee under the Lease Agreement is ________   _______________.

           (7) All of the terms and provisions of this Lease Supplement are hereby incorporated by reference into the Lease Agreement to the same extent as if fully set forth therein.

           (8) This Lease Supplement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           (9) This Lease Supplement shall in all respects be governed by, and construed in accordance with, the laws of the State of California including all matters of construction, validity and performance.

           IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease Supplement to be duly executed by their authorized officers or agents as of the date and year first above written.

                                       LESSOR:

                                       AWMS I


                                       By:
                                          --------------------------------------

                                       Title:
                                             -----------------------------------


                                       LESSEE:

                                       HAWAIIAN AIRLINES, INC.


                                       By:
                                          --------------------------------------

                                       Title:
                                             -----------------------------------

                                       By:
                                          --------------------------------------

                                       Title:
                                             -----------------------------------